UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Cameron International Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2010 Proxy Statement and
Notice of Annual Meeting
of Stockholders

Sheldon R. Erikson Chairman of the Board

To the Stockholders of Cameron International Corporation:

        You are cordially invited to attend the Annual Meeting of Stockholders of Cameron International Corporation to be held on Wednesday, May 12, 2010, at Cameron's corporate headquarters, 1333 West Loop South, Suite 1700, Houston, Texas, commencing at 10:00 a.m.

        At this year's Annual Meeting, you will be asked to vote on the election of directors and the ratification of Ernst & Young LLP's appointment as our independent registered public accountants.

        We know that most of our stockholders will not be attending the Annual Meeting in person. As a result, Cameron's Board of Directors is soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend, please vote your shares by Internet or by telephone, or if you received our proxy material by mail, by returning the accompanying proxy card, as soon as possible so that your shares will be voted at the meeting. Instructions on how to vote can be found in our Proxy Statement.

        Thank you for your continued support of and interest in Cameron.

Very truly yours,

Sheldon R. Erikson

CAMERON INTERNATIONAL CORPORATION 1333 West Loop South, Suite 1700 Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time	10:00 a.m. on May 12, 2010
Place	1333 West Loop South, Suite 1700, Houston, Texas
Items of Business	1.	Elect the three nominees named in the Proxy Statement to Class III of the Board of Directors.
	2.	Ratify the appointment of independent registered public accountants for 2010.
	3.	Vote on such other matters as may properly come before the meeting or any adjournment thereof.
Record Date	March 15, 2010
Annual Report
Cameron's Annual Report to Stockholders for the year ended December 31, 2009, which is not a part of the proxy solicitation materials, is available over the Internet as described below. If you received a printed copy of the proxy materials, a printed Annual Report was enclosed.
Proxy Voting	Stockholders of record may appoint proxies and vote their shares in one of three ways:
	•	using the Internet pursuant to the instructions on the accompanying proxy card,
	•	calling the toll-free number on the accompanying proxy card, or
	•	signing, dating and mailing the accompanying proxy card in the envelope provided.

Stockholders whose shares are held by a bank, broker or other holder of record may appoint proxies and vote as provided by that bank, broker or other holder of record. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS	The Proxy Statement and Annual Report to Stockholders are available at www.c-a-m.com/investors.

By Order of the Board of Directors,

Grace B. Holmes
Corporate Secretary and Governance Officer
March 22, 2010

CAMERON INTERNATIONAL CORPORATION

PROXY STATEMENT

for the

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 12, 2010

        This Proxy Statement, and the accompanying proxy/voting instruction card ("proxy card"), are being made available to stockholders of record of Cameron International Corporation ("the Company") by the Company's Board of Directors ("Board") in connection with its solicitation of proxies to be used at the Company's 2010 Annual Meeting of Stockholders, scheduled to be held on May 12, 2010, or any postponements and adjournments thereof ("Annual Meeting" or "Meeting"). This Proxy Statement and any accompanying proxy card contain information related to the Annual Meeting and were first made available to stockholders beginning March 24, 2010.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING —————

Why am I receiving these materials?

        The proxy materials have been sent, or a Notice Regarding the Availability of Proxy Materials has been provided to you, because the Board of Directors is soliciting your proxy to vote your shares at the Company's upcoming Annual Meeting.

What is the purpose of the Annual Meeting?

        At the Meeting, stockholders will act upon the matters outlined in the Notice of Meeting on the cover page of this Proxy Statement, namely:

  1.
  Election of the three director nominees named in the Proxy Statement,

  2.
  Ratification of the appointment of independent registered public accountants for 2010, and

  3.
  Any other business that may properly come before the Meeting, although the election of director nominees and ratification of the appointment of independent registered public accountants are the only scheduled items for which required notice has been given.

Why did I receive a Notice Regarding the Availability of Proxy Materials in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

        Pursuant to Securities and Exchange Commission rules and regulations, we are providing access to our proxy materials, including our 2009 Annual Report, via the Internet to certain of our stockholders. Accordingly, we have sent a Notice Regarding the Availability of Proxy Materials to all of our "street-name" stockholders as of the record date. Street-name stockholders are those who hold their shares other than directly in their own name, and instead hold them through a bank, broker or other holder of record. The notice contains instructions on how to access our proxy materials over the Internet as well as on how to request a printed copy. If you received such a notice, you will not receive a printed copy of our proxy materials unless you request one.

        In addition, by following the instructions in the Notice Regarding the Availability of Proxy Materials, you may elect to receive future proxy materials either in printed form by mail or electronically by email. Choosing to receive your future proxy materials by email will reduce paper usage and mailing costs. If you choose to receive future proxy materials by email and you are a street-name stockholder as of the applicable record date, you will receive an email next year with instructions containing links to those materials and the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

        Stockholders who hold their shares in their own names are receiving copies of our proxy materials and Annual Report by mail and will not receive a Notice Regarding the Availability of Proxy Materials.

Who is entitled to vote at the Meeting?

        Owners of shares of common stock of the Company ("Common Stock") at the close of business on March 15, 2010, (the "Record Date"), are entitled to vote at and participate in the Annual Meeting.

        Participants in the Company's retirement savings plans, the Company-sponsored Individual Account Retirement Plan, the Nonqualified Deferred Compensation Plan, and the Deferred Compensation Plan for Non-employee Directors (collectively, "Retirement or Deferred Compensation Plans" or "Plans") may give voting instructions with respect to the Common Stock credited to their accounts in the Plans to the Plans' trustees who have the actual voting power over the Common Stock in the Plans.

What are the voting rights of holders of Common Stock?

        Each outstanding share of Common Stock will be entitled to one vote on each matter to come before the Meeting.

What is the recommendation of the Board of Directors regarding the proposals?

        Please see the information included in this Proxy Statement relating to the proposals on which you will vote. The Board recommends that you vote:

  1.
  "FOR" each of the director nominees, and

  2.
  "FOR" the ratification of the appointment of the Company's independent registered public accountants.

What happens if additional matters are presented at the Meeting?

        Other than the election of director nominees and the ratification of the appointment of independent registered public accountants for 2010, there are no scheduled items. If another proposal is properly presented for consideration at the Meeting, the persons named in the proxy card will vote as recommended by the Board or, if no recommendation is given, these persons will exercise their discretion in voting on the proposal.

How can shares be voted?

        Shares of Common Stock can be voted in person at the Meeting or can be voted by proxy, and voting instructions can be given to the Retirement and Deferred Compensation Plans' trustees, in one of three ways:

  •
  by Internet

  •
  by telephone

  •
  by signing, dating and returning a proxy card.

The instructions for each are on the proxy card, the Notice Regarding the Availability of Proxy Materials, or the voting form enclosed with the proxy from the trustee, bank or brokerage firm.

How will votes be counted?

        For shares held in your own name, votes will be counted as directed, except when no choice for any particular matter is made. In that case, and only for the matter for which no choice is indicated, the shares will be voted as recommended by the Board unless the shares are held in one of the Retirement or Deferred Compensation Plans. If held in one of the Plans, they will be voted in the same proportion as the other shares in the Retirement or Deferred Compensation Plans have been voted. For shares held indirectly through a bank, broker or other holder of record, see "What is a broker non-vote?" below.

What is a broker non-vote?

        A "broker non-vote" occurs when you are a street-name stockholder and you do not give instructions to your holder of record on how you want your shares voted, but your holder of record exercises its discretionary authority under the rules of the New York Stock Exchange to vote on one or more, but not all, of the proposals. In such cases, a "broker non-vote" occurs with respect to the proposal not voted on. Shares represented by "broker non-votes" will, however, be counted in determining whether a quorum is present.

        In the absence of instructions from you, your holder of record may vote your shares for the ratification of the appointment of the independent registered public accountants but may not vote them in the election of directors. Therefore, unless you give your broker, bank or other holder of record specific instructions, your shares will not be voted in the election of directors and will not be counted in determining the number of shares necessary for the election of directors.

What is an abstention?

        If you do not desire to vote on any proposal or have your shares voted as provided for in the preceding question, you may abstain from voting by marking the appropriate space on the proxy card or by following the telephone or Internet instructions. Shares voted as abstaining will be counted as present for both the purpose of establishing a quorum and the purpose of determining the number of votes needed for approval of any proposal before the Meeting. The effect of an abstention is discussed further in the next question and answer.

What vote is required for approval and what is the effect of abstentions and broker non-votes?

        Provided a quorum is present, the two proposals to be voted on, including the election of the director nominees, will be decided by a majority of the votes cast on that proposal. Abstentions will be counted as votes cast and have the effect of a negative vote. Shares represented by "broker non-votes" are not entitled to vote on that proposal, will not be counted in determining the number of shares necessary for approval and will, as a result, have no effect.

What constitutes a quorum?

        The presence at the Meeting of the holders of a majority of the shares of the Common Stock outstanding on the Record Date, in person or by proxy, will constitute a quorum, permitting business to be conducted at the Meeting. As of the Record Date, 244,567,986 shares of Common Stock, representing the same number of votes, were outstanding. Therefore, the presence of the holders of Common Stock representing at least 122,283,994 votes will be required to establish a quorum.

What shares will be considered "present" at the Meeting?

        The shares voted at the Meeting, shares properly voted by Internet or telephone and shares for which properly signed proxy cards have been returned will be counted as "present" for purposes of establishing a quorum. Proxies received but voted as abstentions and those received but containing "broker non-votes" will be included in the calculation of the number of votes considered to be present at the Meeting.

How can a proxy be revoked?

        A proxy can be revoked at any time prior to a vote at the Meeting by:

  •
  notifying the Secretary of the Company in writing,

  •
  signing and returning a proxy with a later date, or

  •
  subsequent vote by Internet or telephone.

Who will count the votes?

        The Company has hired a third party, Computershare Trust Company, N.A., to determine whether or not a quorum is present at the Meeting and to tabulate votes cast in person or by proxy.

Where can I find the results of the voting?

        The voting results will be announced at the Meeting and filed on Form 8-K with the Securities and Exchange Commission within four business days of the Meeting.

How can I communicate with the Board of Directors?

        You can communicate with our Board of Directors or any individual director by sending a letter addressed to the Board of Directors as a whole or to the individual director, c/o Corporate Secretary, 1333 West Loop South, Suite 1700, Houston, Texas 77027.

How can I find the Company's governance documents, such as the Corporate Governance Principles, the Board Committee Charters, the Code of Ethics for Directors, the Code of Ethics for Senior Financial Officers, and the Code of Conduct for employees?

        All these documents can be found in the "Ethics & Governance" section of our website: www.c-a-m.com. Please note that documents and information on our website are not incorporated herein by reference. These documents are also available in print by writing to the Corporate Secretary, 1333 West Loop South, Suite 1700, Houston, Texas 77027.

When and where will a list of stockholders be available?

        A list of stockholders of record will be available for examination at the Company's corporate headquarters during normal business hours for a period of ten days prior to the Meeting.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS —————

Governance

        Corporate governance is typically defined as the system that allocates authority, duties and responsibilities among a company's stockholders, board of directors and management. The stockholders elect the directors and vote on extraordinary matters; the board of directors acts as a company's governing body and is responsible for hiring, overseeing, evaluating and compensating executive officers, particularly the Chief Executive Officer ("CEO"); and management is responsible for managing a company's day-to-day operations.

        The business and affairs of our Company are governed in accordance with the provisions of the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws. Our Board of Directors has adopted written Corporate Governance Principles and a Code of Ethics for Directors, which further guide its actions. These Principles and the Code are available for review on our website at www.c-a-m.com in the "Ethics & Governance" section. As stated above, documents and information on our website are not incorporated herein by reference.

        Our Board has also adopted a formal Code of Conduct to guide the actions of employees and a Code of Ethics for Senior Financial Officers to promote honest and ethical conduct, proper disclosure of financial information and compliance with laws, rules and regulations. Both Codes are available for review and can be accessed in the same manner as the Corporate Governance Principles and Code of Ethics for Directors described above.

Board Responsibilities

        The primary responsibility of the Board is to exercise governance over the affairs of the Company and to establish delegations of authority to the Company's management. It is also the Board's responsibility to provide oversight, counseling and direction to the Company's management from the perspective of the long-term interests of the Company and its stockholders. The Board's detailed responsibilities, to include those of committees of the Board, include: (a) reviewing and, where appropriate, approving the Company's major financial objectives and strategic and operating plans and actions; (b) overseeing the conduct of the Company's business to evaluate whether the business is being properly managed; (c) selecting and regularly evaluating the performance of the CEO and other senior executives; (d) planning for succession with respect to the position of CEO and monitoring management's succession planning for other senior executives; (e) approving the compensation of the Company's executive officers; (f) overseeing the processes for maintaining the Company's integrity with regard to its financial statements and other public disclosures; and (g) overseeing the Company's compliance with laws and ethics and the Company's compliance programs and policies. The Board has instructed the CEO, working with the Company's other executive officers, to manage the Company's business in a manner consistent with all applicable laws and regulations, the Company's standards and practices, and in accordance with any specific plans, instructions or directions of the Board. The CEO and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Company.

        Our directors monitor the Company's business and affairs through Board and Board Committee meetings, background and informational materials and presentations provided to them on a regular basis, and meetings with officers and employees of the Company.

Board Leadership Structure and Role in Risk Oversight

        Committees.    Our Board of Directors currently has, and appoints the members of, three permanent Committees of the Board: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Each of these Committees operates pursuant to a written charter which can be found in the "Ethics and Governance" section of our website at www.c-a-m.com. As stated earlier, documents and information on our website are not incorporated herein by reference. These documents are also available in print by writing to the Corporate Secretary, 1333 West Loop South, Suite 1700, Houston, Texas, 77027. Each of these Committees is composed entirely of independent directors. Membership of the Committees is as follows:

AUDIT	COMPENSATION	NOMINATING AND GOVERNANCE
Michael E. Patrick, Chair	Peter J. Fluor, Chair	David Ross, Chair
Douglas L. Foshee	C. Baker Cunningham	C. Baker Cunningham
Jon Erik Reinhardsen	Bruce W. Wilkinson	Bruce W. Wilkinson
David Ross

        The Audit Committee reviews and approves the Company's financial statements and earnings releases, oversees the internal audit function and reviews the Company's internal accounting controls. The Audit Committee, along with the Nominating and Governance Committee, oversees the Company's compliance policies and programs. The Audit Committee has the sole authority to appoint, review and discharge our independent registered public accountants. The Board has determined that Messrs. Patrick, Foshee, Reinhardsen, and Ross, all of the members of the Audit Committee, are "audit committee financial experts" and "independent" as defined under applicable Securities and Exchange Commission ("SEC") and New York Stock Exchange ("NYSE") rules. The Report of the Audit Committee appears on pages 39-40 of this Proxy Statement.

        The Compensation Committee is responsible for developing our non-employee director compensation program and presenting it to our Board for approval. It is responsible for the compensation plans and decisions for all executive officers. With respect to the CEO, the Committee is provided the performance review of the CEO conducted by the Nominating and Governance Committee and confers with all other independent directors in Executive Session before making its compensation decisions regarding the CEO. The Compensation Committee determines the compensation of the other executive officers. It also oversees the compensation program for non-executive employees and supervises and administers the compensation and benefits policies and plans of the Company. The Compensation Committee is assisted in these matters by an independent compensation consultant, hired by and serving at the pleasure of the Committee. The Compensation Committee also oversees executive development and succession planning, though sharing the responsibility for succession planning for the CEO and the Chairman of the Board with the Nominating and Governance Committee. A description of the Committee's role in determining executive compensation, including the CEO's compensation, and its use of an independent compensation consultant, is contained in "Executive Compensation — Compensation Discussion and Analysis," which appears on pages 16-28 of this Proxy Statement. A description of the Committee's role in determining non-employee director compensation is contained in "Corporate Governance and Board of Directors Matters — Director Compensation," which appears on pages 14-15 of this Proxy Statement.

        The Compensation Committee is responsible for assessing the nature and degree of risk that may be created by each of our incentive plans. To conduct the assessment, the Committee reviews, by plan, the eligible participants, the performance measurements, the party responsible for certifying performance achievement, and the sums that could be earned. The Committee determined at its February 2010 meeting that the Company's incentive plans do not encourage or create risk-taking that could be reasonably likely to have a material adverse impact on the Company.

        The Nominating and Governance Committee is responsible for developing, reviewing and monitoring compliance with the Company's policies and practices relating to corporate governance, including the

Company's Corporate Governance Principles, and for monitoring compliance with corporate governance rules and regulations, including the Company's Policy on Related Person Transactions, and serves as the Company's nominating committee. The Nominating and Governance Committee annually reviews the performance of the CEO, and, along with the Compensation Committee, is responsible for succession planning for the CEO and the Chairman of the Board. The Nominating and Governance Committee is responsible for reviewing and recommending to the Board nominees for directors, recommending committee assignments and conducting an annual review of Board effectiveness. The Nominating and Governance Committee, along with the Audit Committee, is responsible for overseeing the Company's compliance policies and program.

        Chairman of the Board and Chief Executive Officer Positions.    The Board believes it may be desirable and in the best interests of the Company to combine these positions or to separate them, depending upon the circumstances. These positions were separated in 2008 to ensure an orderly transition when our new Board-appointed CEO took office and the former Chairman and CEO continued as Chairman of the Board. In the future, the Board will consider whether combining these positions or continuing to keep them separate would best serve the interests of the Company and its shareholders under the circumstances that exist at that time.

        Presiding Director.    The Board annually elects a presiding director to preside over the Executive Sessions of the independent directors. While the Presiding Director role was established when the positions of Chairman and CEO were combined, the Board is of the opinion that it is appropriate the role be continued while these positions are separated since the Chairman is not independent.

        Board's Role in Risk Oversight.    Our Board has and exercises ultimate oversight responsibility with respect to the management of the strategic, operational, financial and legal risks facing the Company and its operations and financial condition. The Board is involved in setting the Company's business and financial strategies and establishing what constitutes the appropriate level of risk for the Company and its business segments. Various committees of the Board also have responsibility for risk management. The Audit Committee oversees financial and compliance risks, including internal controls. The Compensation Committee oversees incentive compensation plans and practices to ensure the appropriateness of risk-taking and their consistency with the Company's business strategies. The Nominating and Governance Committee oversees the effectiveness of the Company's compliance programs.

Meetings and Meeting Attendance

        The Board and its Committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Board and Committee agendas include regularly scheduled Executive Sessions for the independent directors to meet without management present. The Board's Presiding Director leads the Executive Sessions of the Board, and the Committee Chairs lead those of the Committees. The Board has delegated various responsibilities and authority to the Board Committees as described in this section of the Proxy Statement. Committees regularly report on their activities and actions to the full Board. Board members have access to all of the Company's employees outside of Board meetings. Board members periodically visit Company sites and events worldwide and meet with local management at those sites and events.

        During 2009, our Board of Directors held 10 meetings, the Audit Committee held 8 meetings, the Compensation Committee held 4 meetings and the Nominating and Governance Committee held 5 meetings. Attendance for all such meetings was 100%, except Douglas L. Foshee who was unable to attend one meeting. Each director is expected to make a reasonable effort to attend all meetings of the Board, all meetings of the Committees of which such director is a member, and the Company's annual meeting of stockholders. All of the directors attended the Company's 2009 annual meeting of stockholders, except Mr. Foshee. Each director is also expected to have reviewed materials supplied in advance of such meetings.

Director Independence

        Our Board believes that a majority of our directors should be independent, as defined under the standards adopted by the NYSE. The Board makes an annual determination as to the independence of each of the directors. Under the NYSE standards, no director can qualify as independent if, among other things, the director or any immediate family member is a present or former employee of the Company or its independent registered public accountants, or has been part of an interlocking directorate. Additionally, no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company that might interfere with the exercise of his or her independence from management and the Company. In evaluating each director's independence, the Board considers all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director's relationship with the Company, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation. In its determination of independence, the Board reviewed and considered all relationships and transactions between each director, his family members or any business, charity or other entity in which the director has an interest, and the Company, its affiliates, or any entity in which the Company's senior management has an interest. As a result of this review, and based on the NYSE standards of independence, the Board affirmatively determined that Messrs. Cunningham, Fluor, Foshee, Patrick, Reinhardsen, Ross and Wilkinson are independent from the Company and its management. In addition, the Board affirmatively determined that each of the members of the Audit Committee, Messrs. Foshee, Patrick, Reinhardsen and Ross, are independent under the additional standards for audit committee membership under SEC rules. Messrs. Erikson and Moore are not independent directors as Mr. Erikson was our Chairman and CEO until April 1, 2008, when he became our Chairman and Mr. Moore became our President and CEO.

        In connection with its determination as to the independence of directors, the Board considered ordinary course transactions between the Company and other companies for which Messrs. Cunningham, Fluor, Foshee, Patrick and Reinhardsen serve as directors. The Board also considered that Mr. Foshee is Chairman and Chief Executive Officer of El Paso Corporation and that during 2009 El Paso made payments for products purchased from the Company of approximately $7.7 million. These payments represent approximately 0.15% of the Company's consolidated gross revenues for 2009, and approximately 0.17% of El Paso's. The Board also considered that Mr. Fluor is a director of Fluor Corporation and that during 2009 Fluor made payments for products purchased from the Company of approximately $30.0 million. These payments represent approximately 0.58% of the Company's consolidated gross revenues for 2009, and approximately 0.14% of Fluor's. Also, the Board considered that El Paso and Fluor may order additional product from the Company in the future. The Board has concluded that these transactions and relationships do not adversely affect Mr. Foshee's or Mr. Fluor's ability or willingness to act in the best interests of the Company and its shareholders or otherwise compromise their independence, nor are similar transactions in the future expected to adversely affect Mr. Foshee's or Mr. Fluor's independence. The Board took note of the fact that these transactions were on standard terms and conditions and that neither company was afforded any special benefits. For these reasons, and the fact that Messrs. Foshee and Fluor had no involvement in negotiating the terms of the purchases or interest in the transactions, these purchases were not submitted to our Nominating and Governance Committee for review under our Policy On Related Person Transactions described below.

Director Qualifications

        The Nominating and Governance Committee determines the required selection criteria and qualifications for director nominees based upon the needs of the Company at the time nominees are considered. A candidate, at a minimum, must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should be persons of high integrity who have exhibited proven leadership capabilities, experience with high levels of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, and the complexities of a global industry subject to a myriad of laws and regulations. Candidates should have public company experience and experience in the energy or oilfield service industry, preferably including operations experience, and hold or have held an established executive level position in business, finance or education. The Nominating and Governance Committee will consider these same criteria for nominees whether identified by the Committee, by stockholders or by some other source. When current Board members are considered for nomination for re-election, the Nominating and Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

        Diversity.    The Company competes in a global marketplace. More than half of our employees are outside the United States, and 72% of our 2009 revenues were generated outside the United States. As a result, the Nominating and Governance Committee considers, among other things, the geographic and cultural diversity of the members of the Board. In 2009, the Board elected Jon Erik Reinhardsen, the president and CEO of Petroleum Geo-Services ASA, as a director. Mr. Reinhardsen is Norwegian and has extensive experience in the global oilfield service industry, particularly in his home country, an important oil and gas producing region.

        Qualifications of Current Directors.    Each of our current directors meets the qualifications that have been established. The following is a description of each director's experience, qualifications and skills.

        C. Baker Cunningham has demonstrated his leadership capabilities, senior-level experience and the ability to deal with the complexities of business and finance in a global context and brings to our Board an in-depth knowledge of operations, finance and corporate governance. In addition, he has an engineering and manufacturing background, two of the core competencies required of the Company. He has served in the roles of Chairman of the Board, CEO, and President, first with Belden Inc., a wire, cable and fiber optic products manufacturing company, and then as the President, CEO and director, of Belden CDT Inc., a manufacturer of high-speed electronic cables, focusing on products for the specialty electronic and data networking markets, including connectivity, both with manufacturing operations in countries around the world. Mr. Cunningham also held a number of executive positions, including Executive Vice President, Operations, with Cooper Industries Inc., a diversified manufacturer, marketer and seller of electronic products, tools and hardware. Mr. Cunningham is a director of Rea Magnet Wire Company, Inc., a privately held corporation in Fort Wayne, Indiana. He has a B.S. degree in Civil Engineering from Washington University, an M.S. degree in Civil Engineering from Georgia Institute of Technology, and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Cunningham has been a director of Cameron since 1996.

        Sheldon R. Erikson, our current Chairman, was the Chairman (since 1996) and CEO and President of Cameron from the time of its creation in 1995 through the transition to our current President and CEO on April 1, 2008. Under Mr. Erikson's leadership, guidance and direction, Cameron has grown from a company with annual revenues of $1.14 billion to $5.22 billion. His knowledge of the Company and the industry and his continued involvement with the Company following our transition to our new CEO is of great value to the Board and the Company. Prior to assuming his leadership role with Cameron, Mr. Erikson had a long and distinguished career in the energy and manufacturing sectors. He was Chairman of the Board, President and CEO of The Western Company of North America, an international petroleum service company engaged in pressure pumping, well stimulating and cementing and offshore drilling. Previously, he was President of the Joy Petroleum Equipment Group of Joy Manufacturing Company. He is a director of Endeavour International Corporation, an oil and gas exploration and production company, and Rockwood Holdings, Inc., a company in the specialty chemicals and advanced materials businesses, and has been a director of Triton Energy Company and Spinnaker Exploration Company, both oil and gas exploration companies, and Layne Christensen Co., a provider of services and related products for the water, mineral and energy markets, and NCI Building Systems, a provider of products and services for the construction industry. He also serves on the boards of directors of the

National Petroleum Council, American Petroleum Institute, National Ocean Industries Association, and the Petroleum Equipment Suppliers Association, of which he is a past chairman. He also serves in positions of leadership in charitable and non-profit organizations, including The University of Texas MD Anderson Cancer Center and the Texas Heart Institute. Mr. Erikson has an M.B.A. from the Harvard Graduate School of Business Administration and studied engineering and economics at the University of Illinois.

        Peter J. Fluor offers the perspective of an experienced leader and executive in the energy industry. He is the Chairman of the Board and CEO of Texas Crude Energy, Inc., a private, independent oil and gas exploration company, where he has been employed since 1972 in positions of increasing responsibilities, including President and Chief Financial Officer. He is a director of Fluor Corporation, a provider of engineering, procurement, construction, maintenance and project management, for which he served as Interim Chairman from January 1998 through July 1998, and is currently its Lead Independent Director. He is also a director of Anadarko Petroleum Corporation and a former director of Devon Energy Company, both exploration and production companies. He is a member of the All-American Wildcatters Association, and an Emeritus member of the Council of Overseers of the Jesse H. Jones Graduate School of Management at Rice University. He also serves in positions of leadership in charitable and non-profit organizations, including The Welch Foundation. He has a B.S. degree in Business and an M.B.A. from the University of Southern California. Mr. Fluor has been a director of Cameron since 2005.

        Douglas L. Foshee also provides significant experience in the oil and gas industry and a depth of financial and corporate governance knowledge. He has held leadership and executive positions in the oilfield service sector in which Cameron competes, and in finance. He is the Chairman and CEO of El Paso Corporation and a director of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso's publicly-traded master limited partnership, El Paso Pipeline Partners, L.P. He served as Executive Vice President and Chief Operating Officer and Executive Vice President and Chief Financial Officer of Halliburton Company. Prior to Halliburton, he was President, CEO and Chairman of Nuevo Energy Company, an exploration and production company, and CEO and Chief Operating Officer of Torch Energy Advisors Inc., a privately-held energy company. He held various positions in finance and new business ventures with ARCO International Oil and Gas Company and spent several years in energy banking. He served as a Trustee of AIG Credit Facility Trust, overseeing the U.S. government's equity interest in American International Group for the benefit of the U.S. Treasury, and is Chairman of the Federal Reserve Bank of Dallas, Houston Branch. He is on the Council of Overseers of the Jesse H. Jones Graduate School of Management at Rice University, Rice University's board of trustees, and KIPP Houston's board of trustees. He has an MBA from the Jesse H. Jones School at Rice University, a B.B.A. degree from Southwest Texas State University, and is a graduate of the Southwestern Graduate School of Banking at Southern Methodist University. He also serves in positions of leadership in charitable and non-profit organizations, including the Texas Business Hall of Fame Foundation, Central Houston, Inc., and the Greater Houston Partnership. Mr. Foshee has been a director of Cameron since 2008.

        Jack B. Moore, our current President and CEO, has a wealth of experience with Cameron and in the oil field service sector. He has had positions of increasing responsibility throughout his career evidencing his leadership capabilities and his understanding of the business and financial complexities of a global manufacturing company. Prior to becoming our President and CEO, he was Cameron's Chief Operating Officer, the President of Cameron's Drilling and Production Systems group and General Manager of Cameron's Western Hemisphere. Prior to joining Cameron, he held various management positions, including Vice President, Eastern and Western Hemisphere Operations, of Baker Hughes Incorporated, where he was employed for 23 years. He served on the board of Maverick Tube Corporation, a manufacturer of metal tubular goods for oil drilling, from 2005 to 2006, when it was sold to Tenaris, S.A. He serves on the Board of the Petroleum Equipment Suppliers Association, where he served as Chairman of the Board, the National Ocean Industries Association, and the American Petroleum Institute. He also serves in positions of leadership in charitable and non-profit organizations, including the Greater Houston

Partnership and The University of Houston Bauer College of Business Executive's Advisory Board. Mr. Moore has a B.B.A. from the University of Houston and is a graduate of the Advanced Management Program at Harvard Graduate School of Business Administration. He has been a director of Cameron since 2007.

        Michael E. Patrick brings to the Board and Cameron a depth of knowledge of the financial markets and matters of finance in general as well as experience as a director of oil and gas service companies for 20 years. He has served as the Vice President and Chief Investment Officer of Meadows Foundation, Inc., a philanthropic association, and is a director of BJ Services Company, an oilfield services company, and Apptricity Corporation, which provides enterprise applications and services used to automate financial management, advanced logistics, supply chain, and workforce management. He was a director of The Western Company of North America, an oilfield service company acquired by and merged into BJ Services Company. He has a B.B.A. degree from Harvard University and an M.B.A. from the Harvard Graduate School of Business Administration and has been a director of Cameron since 1996.

        Jon Erik Reinhardsen was elected to the Board in June 2009, and is the Board's first non-U.S. director. In addition to his unique geographical and cultural perspective, he provides knowledge of the oil and gas industry, the oil field service sector, and experience with other global industries from an executive level. He is President and CEO of Petroleum Geo-Services ASA, a focused geophysical company providing a broad range of seismic and reservoir services, in Lysaker, Norway. He has been a Vice President of Alcoa Inc. and President of its Primary Products Global Growth, Energy and Bauxite businesses, and a Group Executive Vice President as well as holding various other senior-level positions with Aker Kvaerner ASA, a provider of engineering and construction services, technology products and integrated solutions. He serves on the boards of Leif Höegh & Co. Ltd. and Höegh Autoliners Holding AS. He has an M.S. degree in Applied Mathematics/Geophysics from the University of Bergen, Norway and attended the International Executive Program at the Institute for Management Development in Lausanne, Switzerland.

        David Ross offers executive experience in the oil and gas industry, finance and academia. He was Chairman and CEO of the Sterling Consulting Group, a firm which provides analytical research, planning and evaluation services to companies in the oil and gas industry; before that, he was a principal in the Sterling Group, a firm engaged in leveraged buyouts, primarily in the chemical industry, and in Camp, Ross, Santoski & Hanzlik, Inc., which provided planning and consulting services to the oil and gas industry; and was Treasurer of Enstar Corporation, an oil and gas company. He is an Emeritus member of the Council of Overseers of the Jesse H. Jones Graduate School of Management at Rice University and was an Adjunct Professor of Finance at Rice University for 25 years. He is a director of Compete-At.com, a company which provides online event registration and membership software, and Process Technology Holdings, a company that manufactures linear valve actuators, and has been a director of Nuevo Energy Company, an exploration and production company. He also serves in positions of leadership in charitable and non-profit organizations, including the Nantucket Conservation Foundation and the Nantucket Historical Association. Mr. Ross has a B.A. degree in Mathematics from Yale and an M.B.A. from the Harvard Graduate School of Business Administration and has been a director of Cameron since 1995.

        Bruce W. Wilkinson's extensive experience includes his role as Chairman, CEO and President of McDermott International, Inc., a leading global engineering and construction company serving the energy and power industries. In addition to his knowledge of the oil field service sector and governance matters affecting public corporations, Mr. Wilkinson's familiarity with the large-scale, complex projects undertaken by McDermott is valuable to Cameron's evaluation and execution of its subsea systems projects, which carry similar challenges of scope and complexity. He currently is a principal of ANCORA Partners, LLC, a private equity group. He has served as Chairman and CEO of Chemical Logistics Corporation, a company formed to consolidate chemical distribution companies; President and CEO of Tyler Corporation, a diversified manufacturing and service company; Interim President and CEO of Proler International, Inc., a ferrous metals recycling company; and Chairman and CEO of CRSS, Inc. a global engineering and construction services company. He has also been a Principal of Pinnacle Equity Partners, L.L.C., a private equity group. He also serves in positions of leadership in charitable and non-profit organizations, including the University of St. Thomas in Houston, Texas, and the Duchesne Academy of the Sacred Heart in Houston, where he serves as a Trustee of each. Mr. Wilkinson has B.A. and J.D. degrees from the University of Oklahoma and an LLM from the University of London and has been a director of Cameron since 2002.

        The following table notes the breadth and variety of business experience that each of our directors brings to the Company.

	Executive Leadership	Financial	Energy/Oil Field Services	International Operations	CEO	Director Role

C. Baker Cunningham	✓	✓	✓	✓	✓	✓
Sheldon R. Erikson	✓	✓	✓	✓	✓	✓
Peter J. Fluor	✓	✓	✓	✓	✓	✓
Douglas L. Foshee	✓	✓	✓	✓	✓	✓
Jack B. Moore	✓	✓	✓	✓	✓	✓
Michael E. Patrick	✓	✓	✓			✓
Jon Erik Reinhardsen	✓	✓	✓	✓	✓	✓
David Ross	✓	✓	✓		✓	✓
Bruce W. Wilkinson	✓	✓	✓	✓	✓	✓

Director Selection Process

        The Nominating and Governance Committee is responsible for developing the Company's slate of candidates for director nominees for election by stockholders, which the Committee then recommends to the Board for its consideration. The Committee customarily engages the services of a third-party search firm to assist in the identification or evaluation of Board member candidates when searching for director nominees.

        The Nominating and Governance Committee determines the required selection criteria and qualifications for director nominees based upon the needs of the Company at the time nominees are considered. The Committee determines these needs in relation to the composition of the Board evaluated as a whole. The Committee's primary objective is to assemble a group that can effectively work together using its diversity of experience to see that the Company is well managed and represents the interests of the Company and its stockholders.

        The qualifications the Committee has used to judge and select director candidates is discussed in "Director Qualifications," above. In general, candidates who are currently serving as executive officers of unrelated entities would be preferred. The Nominating and Governance Committee will consider the same criteria for nominees whether identified by the Committee, by stockholders or by some other source. When current Board members are considered for nomination for re-election, the Nominating and Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

        The Nominating and Governance Committee will consider qualified candidates for possible nomination who are submitted by our stockholders. Stockholders wishing to make such a submission may do so by sending the following information to the Nominating and Governance Committee, c/o Corporate Secretary, 1333 West Loop South, Suite 1700, Houston, Texas 77027: (1) the name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate's willingness to serve as a director, if elected; and (3) a signed statement as to the submitting stockholder's current status as a stockholder and the number of shares currently held.

        The Nominating and Governance Committee assesses each proposed director nominee based upon the resume and biographical information, the individual's willingness to serve and other background information. This information is evaluated against the criteria set forth above and the specific needs of the Company at the time. Based upon this preliminary assessment, candidates may be invited to participate in a series of interviews. Following this process, the Nominating and Governance Committee determines which nominee(s) to recommend to the Board for nomination for election by our stockholders at the next annual meeting. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of how the nominees are brought to the attention of the Committee.

        No candidates for director nominations were submitted to the Nominating and Governance Committee by any stockholder in connection with the 2010 Annual Meeting. Any stockholder desiring to present a director candidate for consideration by the Committee prior to our 2011 Annual Meeting must do so prior to September 1, 2010, in order to provide adequate time to duly consider the candidate and comply with our Bylaws.

Stockholder Communications with the Board

        Any interested party desiring to communicate with our Board of Directors or any individual director may send a letter addressed to our Board of Directors as a whole or to individual directors, c/o Corporate Secretary, 1333 West Loop South, Suite 1700, Houston, Texas 77027. The Corporate Secretary has been instructed by the Board to screen the communications and promptly forward them to the full Board or to the individual director specifically addressed therein.

Policy On Related Person Transactions

        Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, a "related person transaction," the related person must report the proposed related person transaction and the Board's Nominating and Governance Committee must review, and if appropriate, approve the proposed related person transaction. Any related person transaction that is ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the Policy will be considered approved or ratified if it is authorized by the Committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the Committee will review and consider: the approximate dollar value of the amount involved; the related person's involvement in the negotiation of the terms and conditions, including the price of the transaction; the related person's interest in the related person transaction; whether the transaction was undertaken in the ordinary course of our business; whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party; the purpose of, and the potential benefits to us of, the transaction; and any other information regarding the transaction or the related person in the context of the proposed transaction that the Committee determines to be relevant to its decision to either approve or disapprove the transaction.

        The Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is not inconsistent with the Company's best interests. The Committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as a director of another corporation or organization that is a party to the transaction;

  •
  interests arising solely from the related person's position as an executive officer of another entity that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of the Company's annual consolidated gross revenues; and

  •
  a transaction that is specifically contemplated by provisions of the Company's Certificate of Incorporation or Bylaws, such as a contract of indemnity.

Director Compensation

        The compensation program for our non-employee directors has been developed by the Compensation Committee after consideration of the recommendations and competitive market data provided by Frederic W. Cook & Co., Inc., an independent compensation consultant, whom the Compensation Committee has retained as its independent consultant. The program has been approved by the full Board.

        The following sets out the components of the compensation program for our non-employee directors. Employee directors receive no additional compensation for serving on our Board of Directors:

Equity Grant Upon Initial Election		$250,000	*
Annual Board Retainer for Non-employee Chairman		$200,000
Annual Board Retainer		$50,000
Annual Equity Grant		$250,000
Annual Committee Chair Retainer	(Audit Committee) (Compensation Committee) (Other Committees)	$20,000 $15,000 $10,000
Board/Committee Meeting Fee		$2,500
Telephonic Meeting Fee		$1,000
*
If a director's election occurs between annual meetings of stockholders, the value of the Equity Grant Upon Initial Election will be a pro-rata portion of the grant value equal to the remaining balance of the board year (e.g., months until next annual meeting of stockholders).

        Equity grants, both the Initial and Annual, are made in the form of Deferred Stock Units ("DSUs"). One quarter of each year's Annual Equity Grant is earned and vests at the end of each quarter of service as a director during that year. Vested DSUs are payable in Common Stock at the earlier of three years from the grant date or the end of Board tenure, unless electively deferred by the director for a longer period. Directors may elect to receive their Board and Committee Chair retainers in cash or defer them under our Deferred Compensation Plan for Non-Employee Directors. Deferral can be made for such periods of time as selected by the director and can be made into Common Stock or cash, at the director's election. No above-market interest, as defined for purposes of the SEC's proxy reporting rules, is credited or paid on cash deferrals.

        Directors are eligible to use Company-leased aircraft for personal travel, provided they reimburse the Company for the incremental operating cost to the Company of any such use. Spouses of directors are invited to the Company's annual off-site Board meeting. Directors are reimbursed by the Company for the cost of their spouses' travel to and from the meeting. There was no annual off-site Board meeting in 2009.

Director Compensation Table

        The following table provides compensation information for 2009 for each non-employee director:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings(4)	All Other Compensation ($)	Total ($)

C. Baker Cunningham	92,500	250,000	-0-	-0-	-0-	-0-	342,500
Sheldon R. Erikson	181,167	250,000	-0-	-0-	-0-	-0-	431,167
Peter J. Fluor	88,697	250,000	-0-	-0-	-0-	-0-	338,697
Douglas L. Foshee	78,000	250,000	-0-	-0-	-0-	-0-	328,000
Michael E. Patrick	103,000	250,000	-0-	-0-	-0-	-0-	353,000
Jon Erik Reinhardsen	43,000	229,440	-0-	-0-	-0-	-0-	272,440
David Ross	105,500	250,000	-0-	-0-	-0-	-0-	355,500
Bruce W. Wilkinson	93,500	250,000	-0-	-0-	-0-	-0-	343,500
(1)
In 2009, Mr. Fluor deferred $60,000 under the Deferred Compensation Plan for Non-Employee Directors.

(2)
The amounts in the "Stock Awards" column represent the grant date fair market value of the shares underlying the DSUs, which was $28.28 per share. Each director held 4,420 unvested DSUs at year-end, except for Mr. Reinhardsen, who held 4,027 unvested DSUs. Under the terms of the 2005 Equity Inventive Plan, Annual Equity Grants are made the day following the Annual Meeting of Shareholders. The 2009 Annual Equity Grants were made on May 14, 2009, except Mr. Reinhardsen's which was granted on June 12, 2009, upon his election to the Board.

(3)
In 2005, the Company eliminated stock options for non-employee directors and replaced that element of the directors' compensation package with grants of DSUs payable in Common Stock. No grants of stock options have been made to directors since 2005. The aggregate number of shares underlying prior-year option awards outstanding at the end of 2009 was 839,335 for Sheldon R. Erikson and 24,000 for Peter J. Fluor. There are no outstanding option awards for Messrs. Cunningham, Foshee, Patrick, Reinhardsen, Ross and Wilkinson.

(4)
While our directors are entitled to elect to defer their retainers, they may defer them only into cash or Common Stock under the Deferred Compensation Plan for Non-Employee Directors. The cash is invested in funds substantially the same as those offered under our employees' qualified 401(k) plan.

Stock Ownership Guidelines

        The Company has had stock ownership guidelines for its directors, and stock ownership requirements for its officers and other key executives, since 1996. The Board adopted these guidelines and requirements in order to align the economic interests of the directors, officers and other key executives of the Company with those of all stockholders and to further focus their attention on enhancing stockholder value. Under these guidelines, outside directors are expected to own shares of Common Stock with a value of at least $250,000 within three years of their election to the Board. Officers and other key executives are required to own Common Stock having a market value between two and five times their base salary, as is more fully described in "Executive Compensation — Compensation Discussion and Analysis — Stock Ownership Requirements" on page 26-27 of this Proxy Statement. Valuation for these purposes is calculated using current fair market value or cost, whichever is greater. DSUs owned by directors and Restricted Stock Units ("RSUs") owned by officers and other key executives are included in the stock ownership calculation. All directors are in compliance with the guidelines.

EXECUTIVE COMPENSATION —————

Compensation Committee Report

        We have reviewed and discussed with management the Compensation Discussion and Analysis included in the Company's 2010 Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on these reviews and discussions, we recommend to the Board of Directors that this Compensation Discussion and Analysis be included in this, the Company's Proxy Statement.

Compensation Committee, Peter J. Fluor C. Baker Cunningham Bruce W. Wilkinson

Compensation Discussion and Analysis

        This section explains our executive compensation philosophy and practices and, in particular, those with respect to our Named Executive Officers or "NEOs." Our NEOs are those officers whose compensation is required to be set out in our Summary Compensation Table by the applicable SEC regulations.

        The following is a list of our NEOs by name, position, and years in position:

Name	Position	Years in Position

Jack B. Moore	President and Chief Executive Officer	2
Charles M. Sledge	Senior Vice President, Finance and Chief Financial Officer	2
John D. Carne	Senior Vice President, and President, Drilling and Production Systems	3
William C. Lemmer	Senior Vice President and General Counsel	10
James E. Wright	Vice President, and President, Valves and Measurement	3

        Mr. Carne has been promoted to Executive Vice President and President of Drilling and Production Systems and Mr. Wright to Senior Vice President and President of Valves and Measurement, effective April 1, 2010.

        This section is divided into five parts:

Part I	—	Company Performance.
Part II	—	Executive Compensation Philosophy and Objectives.
Part III	—	Roles and Responsibilities.
Part IV	—	Process by Which Compensation Is Determined.
Part V	—	Other Matters Impacting Our Executive Compensation.

Part I — Company Performance.

        For the one-year period ending with the 3rd Quarter of 2009 and the three-year period ending with the 3rd Quarter of 2009, the Company's Earnings before Interest and Taxes ("EBIT"), Earnings Per Share ("EPS") and Shareholder Return were in the 1st, or top, quartile when compared to that of our peer group. Our Revenue Growth was at median for the one-year period and the 2nd quartile for the three-year period. Our peer group is described on page 19. This was the performance date available to the Compensation Committee for its November meeting at which compensation decisions for the coming year were made.

Part II — Executive Compensation Philosophy and Objectives.

        Our executive compensation program is designed to align the interests of our executives with those of our long-term shareholders by providing compensation opportunities that are heavily dependent on the Company's achievement of both short- and long-term goals. It is intended to provide us the means:

  •
  to attract, retain and motivate qualified executives to lead and manage the business and affairs of the Company,

  •
  to provide performance-based cash and stock incentives to encourage and reward achievement of the Company's annual goals and long-term and strategic objectives,

  •
  to provide a competitive total compensation package that recognizes and rewards not only the Company's performance against its goals and objectives but also the individual's performance and contributions to the Company, as evidenced by the executive's:

  •
  level of responsibility and impact on Company results,

  •
  skill and experience needed to fulfill his or her responsibilities,

  •
  time in his or her present position,

  •
  effectiveness in discharging his or her responsibilities, and

  •
  level of his or her achievement of goals and objectives.

        The "total direct compensation" of our executives is a mix of base salaries, annual incentives, and long-term incentives, together with benefits and perquisites. We believe that a significant portion of the total direct compensation should be contingent upon performance, so that targeted total direct compensation can be achieved only if performance targets established by the Compensation Committee are met. We use the annual incentive bonus and performance-based restricted stock or cash award portion of our long-term incentives to reward performance against shorter-term performance goals, and we use stock options to make a portion of executive compensation contingent upon longer-term share price appreciation. We consider these elements of executive compensation to be "at risk," or performance-based compensation, because neither our annual incentive bonus nor our performance-based awards can be earned unless pre-determined levels of performance are achieved against approved goals, and our stock options provide value only to the extent that there is an increase in the value of our Common Stock during their exercise period. Our annual incentive bonus and performance-based restricted stock or cash awards are designed to have significant swings in value, both above and below targeted levels, depending on the level of achievement against goals, in order to both encourage and reward performance.

        The following charts show the mix of total direct compensation for 2009 paid to our CEO and the average of that to our other NEOs, including base salary, earned annual incentive bonus and value of long-term incentive grants.

        Our program targets the level of cash compensation (made up of base salaries and annual incentives) at the median and our long-term incentives at the 75th percentile of competitive market levels. Competitive market levels are derived from a competitive executive compensation review conducted each year by the Committee's independent compensation consultant. This review compares the compensation of a number of our officers against that of both employees holding similar positions with our peer group and employees in the manufacturing industry in general. Peer group data is from SEC filings, including proxy statements and Form 8-K filings, and industry data is from Towers Watson and Hewitt Associates surveys. The competitive market level for each executive position is determined by using a combination of both peer company data and industry survey data. In the case of our top three NEOs, peer company data was given a 75% weighting and survey data, a 25% weighting; for our fourth highest NEO, peer company data and surveyed data were weighted 50% each; and for the fifth, the weighting was 25% and 75%. The reason for the different weightings is that peer company data becomes less available for some of the positions, as comparable positions do not always appear in our peer group's proxy statements as "named executive officers."

        In practice, due in part to the relatively short tenure of most of our NEOs, the annual competitive compensation review conducted by the Committee's independent compensation consultant showed that our executive compensation generally fell below the targeted levels. The following table shows the quartile in which the 2009 target total direct compensation of our NEOs fell when compared to the weighted results of the competitive executive compensation review.

	Base Salary	Target Annual Bonus	Long-Term Incentives	Total Direct Compensation

Jack B. Moore	4th	4th	4th	4th
Charles M. Sledge	4th	4th	3rd	4th
John D. Carne	4th	4th	4th	4th
William C. Lemmer	3rd	4th	2nd	2nd
James E. Wright	3rd	3rd	2nd	2nd

        1st = 100 - 76%    2nd = 75 - 51%    3rd = 50 - 26%    4th = 25 - 0%

        When compared to our peer group alone, each of these elements of each of our NEO's total direct compensation fell in the 4th, or lowest, quartile.

        Peer Group.    The peer group used by the Committee to make competitive compensation comparisons is composed of publicly traded oil services and equipment manufacturing companies of generally similar size and complexity, with whom we compete to attract and retain qualified executives. The peer group companies used in 2009 are the same as those used in 2008. Nine of the eleven companies in our peer group are included, along with us, in the Philadelphia Oil Service Sector Index (OSX), a group of fifteen companies. The two companies in addition to the nine OSX companies in our peer group are FMC Technologies Inc. and McDermott International, Inc. The OSX companies not included in our peer group are Global Industries, Ltd., Oceaneering International, Inc., Tidewater, Inc., Noble Corporation and Rowan Companies, Inc. The first three were not included because they are in a sufficiently different business from us that the Committee does not consider them peers, and the other two were not included so that drilling companies would not be over weighted in the overall peer group.

        In 2009, our peer group was composed of the following companies, as selected and approved by the Compensation Committee, taking into account the recommendations made by the Committee's independent compensation consultant:

Baker Hughes Incorporated	National Oilwell Varco, Inc.
BJ Services Company	Schlumberger Limited
FMC Technologies, Inc.	Smith International, Inc.
Halliburton Company	Transocean Ltd.
McDermott International, Inc.	Weatherford International Ltd.
Nabors Industries, Inc.

Part III — Roles and Responsibilities.

        Role of the Compensation Committee.    The Compensation Committee makes all compensation decisions regarding all executive officers of the Company, including our NEOs, except in the case of our CEO. The Committee confers with all the other independent directors in Executive Session of the Board before making its decisions regarding the compensation of our CEO.

        The principal functions of the Committee with respect to executive compensation include:

  •
  Establishing our compensation policies and reviewing them to determine whether they adequately support our business goals and objectives;

  •
  Approving the peer group selection criteria that determine the companies included in our peer group;

  •
  Setting the CEO's compensation, giving consideration to the performance evaluation of the CEO conducted by the Nominating and Governance Committee, competitive data and the recommendation of the Committee's independent compensation consultant;

  •
  Reviewing and approving the compensation of our other executive officers;

  •
  Overseeing administration of our annual incentive plan and (i) establishing eligible classes of participants, (ii) setting performance goals, (iii) approving minimum, target and maximum awards and (iv) certifying attainment of goals and approving any payouts;

  •
  Reviewing incentive plans in order to make an assessment of whether any encourage inappropriate behavior from the perspective of risks that could have a material adverse effect to the Company;

  •
  Exercising oversight responsibility for our severance policies and individual employment and severance arrangements;

  •
  Reviewing and enforcing compliance with our stock ownership guidelines for directors and for executives;

  •
  Reviewing and approving our executive benefits and perquisites;

  •
  Overseeing administration of our long-term incentive plan, including (i) establishing the award guidelines to be used when determining the amount and mix of individual awards, (ii) making grants to officers and key employees and (iii) authorizing the number of shares available for grant to other employees; and

  •
  Overseeing administration of our retirement plans.

        Role of Compensation Consultant.    The Compensation Committee is assisted in its efforts by Frederic W. Cook & Co. ("FWC"), an independent compensation consultant that the Committee engages on an annual basis. With respect to executive compensation matters, FWC reports to and acts at the direction of the Compensation Committee. FWC provides no services for management or the Compensation Committee that are unrelated to duties and responsibilities of the Committee.

        FWC conducts an annual competitive review of our executive compensation program for the Compensation Committee. The review focuses on the program's effectiveness in supporting our business strategy, and its reasonableness and competitiveness as compared to the compensation practices of our peer group and other manufacturing companies. It covers each element of total compensation of executives, as compared to peer group data gathered from their proxy statements and SEC filings, and compensation surveys of the manufacturing industry conducted by Towers Watson and Hewitt Associates. It also includes the cost to our stockholders of equity incentives and a comparison to that of our peer group, and the carried interest equity ownership of each of the executive officers, including both shares owned directly and those indirectly through outstanding equity grants.

        Role of the CEO in the Compensation Decision Process.    Our CEO periodically reviews with the Compensation Committee the performance of other executive officers, including the other NEOs, for the Committee's use when making decisions regarding compensation and other matters, principally succession planning. He submits proposals for the performance objectives for our annual incentive plans based on, and designed to encourage, achievement of the Company's Board-approved operating plan and budget. He offers recommendations to the Committee on executive compensation program design and on individual executive officers' compensation components. Our CEO also regularly attends Compensation Committee meetings and provides his thoughts, comments and recommendations on matters being considered by the Committee.

Part IV — Process By Which Compensation Is Determined.

        Tally Sheets.    Each year the Compensation Committee is provided annual "tally sheets" that itemize the total compensation of each of our executives, including the NEOs for the past two years, as well as the estimated minimum, target and maximum total compensation that could be earned by each executive in the current year depending on whether, and to what extent, performance-based compensation is earned. The Committee considers the appropriateness and the amounts of each element, the mix of the elements, as well as the overall amount of total compensation when making its decisions on both the compensation program as a whole and the compensation to be paid each executive for the coming year.

        As a result of its review of these "tally sheets" and of its review of competitive practices described in FWC's annual competitive compensation review in 2008, the Committee changed the mix of the long-term incentives in 2009, as is more fully described in the description of Long-Term Incentives on pages 24-26 hereof.

        Other Considerations.    When making compensation decisions with respect to executive officers, including our NEOs, in addition to the "tally sheets," the Committee also considers:

  •
  level of responsibilities of each executive,

  •
  performance of the individual executive,

  •
  performance of the Company in relation to its peer group,

  •
  compensation levels and practices of companies with whom we compete for talent,

  •
  total compensation of each executive position as compared with the 25th, 50th and 75th percentile compensation for a like position within our peer group and, in order to gain a broader perspective of the range of competitive reasonableness, within the larger category of the manufacturing industry in general,

  •
  recommendations from the Committee's independent consultant regarding the appropriate amount and mix of compensation for each executive,

  •
  recommendations of our CEO (except for his own position), and

  •
  internal equity based on the impact of relative duties, responsibilities, position and performance within the Company.

        Base Salary.    Each of our executives receives a base salary for services rendered during the year. Base salary ranges are determined for each executive position based on job responsibilities, required experience, internal position relationships and general market competitiveness. Base salaries, along with all other elements of compensation, are reviewed annually by the Committee at its November meeting, giving consideration to:

  •
  total compensation as itemized in the "tally sheet,"

  •
  any changes in levels of responsibility,

  •
  the performance of the executive,

  •
  the annual competitive review of executive compensation prepared by the Committee's independent compensation consultant, and

  •
  an internal review of the executive's compensation relative to base salaries of other executive officers.

        The 2009 base salaries of the NEOs were set by the Committee at its November 2008 meeting. As a result of the Committee's consideration of the factors discussed above, and in the case of Messrs. Moore's and Sledge's promotions to their current positions, the Committee set the base salary of Mr. Moore at

$900,000, Mr. Sledge at $450,000, Mr. Carne at $540,000, Mr. Lemmer at $420,000, and Mr. Wright at $375,000.

        At its November 2009 meeting, the Committee raised the 2010 base salaries, effective April 1, 2010, of Mr. Moore to $970,000, Mr. Sledge to $485,000, Mr. Carne to $580,000, Mr. Lemmer to $450,000, and Mr. Wright to $386,000, based on the considerations discussed above, including the promotions of Mr. Carne to Executive Vice President and Mr. Wright to Senior Vice President, effective April 1, 2010.

        Annual Incentives.    Our stockholder-approved Management Incentive Compensation Plan ("MICP") provides each of our executive officers and other key management employees an opportunity to earn an annual cash bonus based on actual performance against pre-established objectives set by the Compensation Committee and based on the Company's Board-approved operating plan and budget.

        NEO Target-Award Opportunities.    The Compensation Committee, taking into consideration peer group and industry competitive practices, the advice and recommendations of the Committee's independent compensation consultant, and the recommendations of the CEO for positions other than his own, establishes a target-award opportunity for each executive expressed as a percentage of base salary. Our target values are set at or near the market-median target for similar positions within our peer group. The target value of the award opportunities expressed as a percentage of base salary for our NEOs for 2009 and 2010 are set out below.

	MICP Target Award (% of base salary)
Name	2009	2010

Jack B. Moore	100%	100%
Charles M. Sledge	65%	75%
John D. Carne	65%	75%
William C. Lemmer	65%	65%
James E. Wright	60%	60%

        Setting the Performance Objectives.    Performance objectives are set by the Committee for each year based upon proposals submitted to the Committee by the CEO. The CEO's proposals, and ultimately the performance objectives selected, are based on and designed to encourage achievement of the Company's performance goals set out in the Company's Board-approved annual operating plan and budget for that year. The Committee also considers overall market conditions, the industry environment and the Company's positions in its respective business lines when setting performance objectives.

        2009 Performance Objectives.    For 2009, MICP performance objectives were established for EPS and cash flow for corporate officers, including the CEO and other NEOs. For officers of each group of the Company (Drilling and Production Systems, Valves and Measurement and Compression Systems), the performance objectives were EPS and group-specific targets for both EBIT and cash flow based on the Company's approved operating plan and budget. The Committee chose EPS and cash flow for corporate officers because the Committee considers them to be principal indicators of financial performance and principal drivers of stockholder value. The Committee chose EPS for group officers to align them with the Company as a whole, and group EBIT and cash flow to insure a portion of their incentive compensation would be based on the performance of their specific group. The Committee approved an EPS target of between $1.76 and $1.94 per share and a corporate free cash flow target of $190 million to $210 million. These targets were based on our approved operating plan and budget. The Committee decided that unusual items such as stock repurchases, significant acquisitions and restructuring costs would not be given effect when calculating EPS for MICP purposes. The Committee considers that these items do not reflect actual performance when implementing our operating plan and budget.

        For 2009, there were two additional performance hurdles. As in prior years, the Company must have achieved an ROE of at least 7% for 2009, or any bonus payment otherwise earned for all participants would have been reduced by 50%. Additionally, any bonus otherwise earned by a group participant could have been reduced by up to 10% if a group failed to meet its on-time delivery goal. The Company has had a focused effort to improve on-time delivery since 2007. For 2009, performance in this area was measured in terms of maintaining customer-acceptable delivery performance throughout the year.

        Actual 2009 performance results against those objectives are set out in the chart in "Measuring Performance" on pages 23-24.

        2010 Performance Objectives.    For 2010, the Committee again chose EPS and cash flow as the performance objective for corporate executives, including the CEO and other corporate NEOs, and EPS and group EBIT and cash flow for group executives, including group NEOs, for the same reasons they were chosen as the 2009 performance objectives. The Committee also added a performance objective intended to support a strategic transformation of the Company's processes and systems to better align them with the businesses the "Business Transformation Program," which will be measured against certain implementation milestones. The EPS target for 2010 is $2.01 to $2.23, which is consistent with the earnings guidance the Company has publicly provided.

        The 7% ROE hurdle once again applies for all participants, as do the on-time delivery goals for group participants, including the NEOs.

        Weighting of Performance Objectives and Setting Achievement Levels.    For 2009, the Compensation Committee weighted the EPS and cash flow performance goals for corporate executives at 75% and 25%, respectively, to ensure management is focused on both earnings and cash generation. For group executives, the Committee weighted the goals at 25% for EPS, 40% for group EBIT and 35% for group cash flow. For 2010, the Committee weighted EPS at 60%, cash flow at 20%, and achievement of Business Transformation Program implementation milestones at 20% for corporate executives, and weighted EPS at 20%, group EBIT at 40%, group cash flow at 20%, and achievement of Business Transformation Program implementation milestones at 20% for group executives.

        Calculating Performance Level Achieved.    For both 2009 and 2010, the Compensation Committee established the percent of target award that could be earned at different performance levels of EPS, cash flow and EBIT. Minimum, target, and maximum payout levels are set out below:

Performance Level Achieved	Percent of Target Award Earned

Less than 80%	0
80%	50%
95–105%	100%
120% or more	200%

        The maximum amount that can be earned under the MICP for both 2009 and 2010 is capped at 200% of target bonus even when performance exceeds the maximum for the objective. Under the MICP, no additional sum can be earned or "banked" for subsequent years.

        Measuring Performance.    At its February meeting, following the completion of the Company's financial statement audit, the Committee verifies and certifies the Company's and each group's actual performance against the performance objectives established for that year.

        The Compensation Committee certified the achievement of actual performance against performance objectives, and the resulting payout attainments under the MICP, for corporate executives and the executives of the groups for 2009, as follows:

	EPS			Group EBIT			Cash Flow
	Performance vs. Target (%)	Attainment (%)	MICP Weight (%)	Performance vs. Target (%)	Attainment (%)	MICP Weight (%)	Performance vs. Target (%)	Attainment (%)	MICP Weight (%)	MICP Attainment (%)

Corporate	128.65	200.00	75.00	N/A	N/A	N/A	186.50	200.00	25.00	200.00
Drilling & Production Systems	128.65	200.00	25.00	132.97	200.00	40.00	155.24	200.00	35.00	200.00
Valves & Measurement	128.65	200.00	25.00	105.67	104.44	40.00	124.64	200.00	35.00	161.78
Compression Systems	128.65	200.00	25.00	107.81	118.89	40.00	111.48	143.34	35.00	147.73

        Under the terms of the MICP, the Compensation Committee has the authority to exercise discretion to adjust an NEO's award down by as much as 25% from the established target award, based on individual performance. The Committee made no discretionary adjustments to any NEO's award for 2009.

        Long-Term Incentives.    Our long-term incentive program, administered under the stockholder-approved 2005 Equity Incentive Plan, is intended to align compensation of executives and other key management employees with the interests of our long-term stockholders by providing incentives tied to the performance of the Company.

        The Compensation Committee, after discussions with the Committee's independent compensation consultant, determines the target long-term incentive grant value for the aggregate long-term incentives to be granted to the executive officers as a group and individually. The Committee makes its determinations giving consideration to the grant practices of our peer group companies, which are contained in the independent compensation consultant's annual competitive review, to industry grant practices in general, and to the percentage of dilution, or value to be transferred, and the "burn rate" or percentage of outstanding shares that would be used for any target amount.

        In 2008 and prior years, the long-term incentive value allocated to any individual executive was awarded in the form of stock options and performance award Restricted Stock Units ("RSUs"). The Committee targeted approximately 75% of the long-term incentive grant value to stock options and approximately 25% to performance awards. Adjustments were then made to reflect individual performance.

        For the 2009 long-term incentive compensation (determined at the Committee's November 2008 meeting), the Committee changed the mix of long-term incentives by adding time-based RSUs in order to bring the mix of long-term awards more in line with those of our peer group and to provide a better balanced risk profile. By converting a portion of the awards from performance-based to time-based, the amount of total direct compensation that is performance-based and at risk was reduced and a retention feature was added. The Committee targeted approximately 40% of the 2009 long-term incentive target amount to stock options, 40% to performance awards, and 20% to time-based RSUs. The performance awards were made in the form of restricted cash in 2009 because, at the time, there were insufficient authorized shares available under the Company's long-term incentive plan to make the targeted long-term incentive grants all in equity.

        For the 2010 long-term incentive compensation (determined at the Committee's November 2009 meeting), the Committee awarded the same mix of long-term incentives as for 2009, except that the performance awards were made in the form of RSUs.

        Stock Options.    Awards of stock options are intended to make a portion of executive officer total direct compensation contingent upon long-term stock price appreciation. Additionally, they provide executives an opportunity to earn equity ownership. They also provide a means of maintaining competitive levels of total compensation. In November 2009, each executive officer, including the NEOs, received an award of stock options. The number of options was determined by taking the 40% weighting long-term incentive grant value designated for stock options and dividing it by the calculated value of a Company stock option.

        The exercise price for all stock option awards made in 2008 (for 2009 compensation) and in 2009 (for 2010 compensation) was equal to the closing share price on the date of grant.

        The Compensation Committee has historically approved annual awards of stock options at its November meeting to be made effective the following business day and formally adopted this method of selecting the grant date for the annual awards in 2007. The Committee prefers this "mechanical" approach to selecting the grant date, rather than a "discretionary" approach, as it avoids having to make arbitrary judgments regarding timing of awards. To the extent newly hired or promoted executives receive an initial award of stock options, such options are priced at the closing price on a date no earlier than their actual date of hire or promotion.

        One-third of the options vests per year, beginning on the first anniversary of the grant, and the options have a seven-year term. For treatment of vesting upon certain termination events such as retirement or death within the three-year vesting period, see the discussion following the Grants of Plan-Based Awards table on pages 31-32.

        Time-Based RSUs.    Awards of time-based RSUs are intended to encourage and promote retention. One-third of the awards for 2009 made in November 2008 will vest three years from the date of grant. The 2010 awards made in November 2009 will vest on each of the first three anniversaries of their date of grant. For treatment of vesting upon certain termination events such as retirement or death within the three-year vesting period, see the discussion following the Grants of Plan-Based Awards table on pages 31-32.

        Performance-Based Cash or RSUs.    Grants of performance-based awards, whether cash or RSUs, can be earned only by performance against established goals. These awards are intended to serve two purposes: (1) encourage and reward performance and (2) assist in retention of key employees. Each of both the performance and continued employment requirements must be satisfied in order for the executive to earn the payout of the award.

        The target value of these awards is 40% of each officer's target long-term incentive grant value. In the case of the restricted stock unit awards approved by the Committee in November 2009, and granted effective January 1, 2010, the target number of RSUs subject to these awards was determined by dividing the target value of these awards by the closing price of the Common Stock on December 31, 2009. The actual value of the restricted cash award that could have been earned by performance in 2009, and the actual number of RSUs that can be earned by performance in 2010, and therefore the ultimate value of the award, ranges from 0 to 200% of the target value or number, and is dependent on the performance of the Company during the year against the MICP performance goals set by the Committee for corporate officers.

        As discussed above, performance against the 2009 MICP goals earned the restricted cash awards for 2009 at the 200% level. The value of these awards is included in the NEO's 2009 compensation and in "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table on pages 29-30. The RSU awards approved by the Committee in November 2009, that can be earned by 2010 performance, were granted effective January 1, 2010 and are, therefore, not included in the NEO's 2009 compensation, but will be reflected in the "Grants of Plan-Based Awards in Fiscal Year 2010" table of the 2011 Proxy Statement.

        The vesting of the restricted cash and RSU awards is subject to continued employment. The cash awards approved in 2008 for 2009 performance will be paid in full in January 2011, provided the recipient is employed by the Company through the payment date. The RSUs approved in 2009 for 2010 performance will fully vest, to the extent earned, on January 1, 2013, provided the recipient is employed by the Company through the vesting date. For treatment of vesting upon certain termination events such as retirement or death, see the discussion following the Grants of Plan-Based Awards table on pages 31-32.

        Benefits, Retirement Programs and Perquisites.    We provide our executive officers with benefits and perquisites that the Committee has concluded are reasonable and assist in attracting and retaining qualified executives. The Committee reviews each year the appropriateness of both the nature and type of benefits and perquisites, and the value and cost thereof.

        Benefits.    We provide our executive officers with the same health and welfare benefits that are broadly available to our U.S. non-union employees, and provide our executive officers, including our CEO and NEOs, no other benefits, programs or special features.

        Retirement Programs.    We provide the following two plans to our executive officers, both defined contribution plans. We do not provide defined benefit plans to any executive officers.

        Retirement Savings Plan.    The Retirement Savings Plan is a qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code ("Code") in which all U.S. employees, including executive officers, who meet the age, service and other requirements of the plan are eligible to participate.

        Deferred Compensation Plan.    The Deferred Compensation Plan is a nonqualified deferred contribution plan available to our more highly compensated employees, including our executives. This is a plan designed to allow deferral of income from base salary and annual bonus and Company contributions that could have been made under our Retirement Savings Plan but for IRS limitations on deferrals of compensation into a tax-qualified plan.

        Perquisites.    Our executive officers, including the NEOs, are eligible to receive financial planning services and reimbursements for country, luncheon and fitness club dues. The Committee believes it is in the interest of the Company to assist executives in handling their personal finances, particularly tax filing obligations, to prevent them from being a distraction to the executive or embarrassment to the Company. The Committee also believes country clubs and luncheon clubs assist the executives in performing their responsibilities by providing a means of business entertainment and networking, and fitness clubs help maintain the health and vitality of our executives. Executive and Senior Vice Presidents and the CEO are eligible to use Company-leased aircraft for personal travel, provided they reimburse the Company for the incremental operating cost to the Company of any such use. While the financial planning services have been subject to a tax gross-up for any resulting imputed income, the Compensation Committee has discontinued tax gross-ups for this perquisite or for any other benefit or perquisite at the end of 2009.

        The cost to the Company of all benefits and perquisites provided to executive officers is included in the Committee's independent compensation consultant's competitive analysis and in the annual "tally sheet" presentation to the Committee on total compensation paid to executives.

Part V — Other Matters Impacting Our Executive Compensation

        Clawback of Incentive Compensation.    The Committee adopted an executive compensation clawback policy, and plan amendments to make this policy enforceable, in 2009. Pursuant to this policy and the plan amendments, if any executive officer commits fraud or intentional wrongdoing that results in a required financial restatement, our Board has the right to recover incentive and performance compensation paid or awarded within the past five years to such executive officer for the year restated, as well as for the two years prior to the year restated.

        Stock Ownership Requirements.    In addition to stock ownership guidelines for directors set out in "Corporate Governance and Board of Directors Matters — Stock Ownership Guidelines" on page 15 of this Proxy Statement, the Company has stock ownership requirements for its executives and other key employees. Within three years of being appointed an executive or other key employee of the Company, or being promoted to a position requiring increased ownership, the executive or employee is required to directly own Common Stock having a market value or cost basis, whichever is higher, equal to at least the following multiple of his or her base salary:

LEVEL	BASE SALARY MULTIPLE
CEO	5
Executive Vice President	4
Senior Vice President	3
Corporate Vice President	2
All Other Executive Long-Term Incentive Program Participants	2

        All executive officers are either in compliance with their ownership requirement or within the three-year period given to achieve their ownership. The ownership interests of the NEOs individually, and executives as a whole, are set out in "Security Ownership of Management" on pages 41-42 of this Proxy Statement.

    Employment, Severance and Change-in-Control Arrangements

        Employment Contracts.    We have no employment contracts with any of our executive officers.

        Executive Severance Policy.    The Company has an Executive Severance Policy for all executive officers, including the NEOs. The Policy provides for salary continuation for 12 months for a covered executive if such executive's employment with the Company is terminated by the Company for any reason other than cause. Participation in the annual incentive plan is prorated through the last day of employment and determined based on achievement of the goals and objectives established for the applicable year, but no entitlements are earned during the severance period. The amount these payments would have been had any of the NEOs been terminated for any reason other than cause on December 31, 2009 is set out in the "Payments Under Executive Severance Policy" on page 36 of this Proxy Statement.

        We provide executive severance because senior level employees, to a greater extent than other salaried employees, serve at the pleasure of the Company and are "at-will" employees. This policy recognizes the impact on individuals of the Company's need and ability to be able to freely make changes at the executive level, and the relatively more difficult employment transition that higher-paid employees have when terminated with possibly little or no notice.

        Change-in-Control Agreements.    The Company has change-in-control agreements with 12 executive officers, including Messrs. Moore, Sledge, Carne, Lemmer and Wright. Payment under these agreements would only be made were the executive officer to be terminated in connection with a change in control (i.e., "double trigger"). The agreements are described and the sums that would have been payable had an NEO been terminated on December 31, 2009, in connection with a change in control are outlined in "Payments Upon Termination In Conjunction With Change In Control" on pages 37-38 of this Proxy Statement.

        We recognize that, as is the case with many publicly-held corporations, the possibility of a change in control may arise and that such possibility, and the uncertainty and questions it may raise among our executive officers, may result in the departure or distraction of one or more of them to the detriment of the Company and our stockholders. Since we consider the establishment and maintenance of a sound and vital management team to be in the best interests of the Company and our stockholders, the Compensation Committee has determined that appropriate steps be taken to assure the Company of the continuation of service by certain executive officers, and to reinforce and encourage their attention and dedication to their assigned duties without distraction in circumstances arising from the possibility of a change in control. The Committee believes it important, should the Company or our stockholders receive a proposal for or notice of a change in control, or consider one itself, that our executives be able to assess and advise the Company whether such transaction would be in the best interests of the Company and our stockholders, and to take such other action regarding the transaction as our Board of Directors determines to be appropriate, without being influenced by the uncertainties of their own situation.

        We also believe that entering into change-in-control agreements with some of our executive officers has helped us attract and retain the level of executive talent needed to achieve the Company's goals. The elements of the severance benefits and the amounts of each were approved by the Committee at the time the agreements were entered into, or most recently modified, based on the Committee's assessment of what was appropriate and competitive at that time. As a result, in prior years the Committee reduced the severance benefits provided by our change-in-control agreements by eliminating equity grants as one of the elements of payment upon a change-in-control and reducing the annual incentive bonus portion to the larger of any award earned in the last three years or target award, a decrease from the maximum award that could be earned. In 2009, the committee eliminated tax gross-ups on new agreements.

        Tax Implications of Executive Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of annual compensation that may be deducted by the Company in any year with respect to the NEOs. Certain performance-based compensation approved by stockholders is not subject to this deduction limitation and is deductible, and as a result, annual incentive bonuses paid pursuant to our Management Incentive Compensation Plan, stock options, and performance-based and time awards of RSUs or cash granted under our 2005 Equity Incentive Plan generally will qualify as performance-based compensation and should be deductible.

        The Committee is mindful of the limitation and has structured the various elements of our executive compensation to fall within the limit or the exception. The Committee and/or the Board of Directors, however, may from time to time, in circumstances it deems appropriate, award compensation in addition to annual stock options, and RSU awards, and annual incentive awards that may not be deductible in order to, in its or their judgment, compensate executives in a manner commensurate with performance and the competitive market for executive talent.

Summary Compensation Table

        The following table sets forth the compensation earned for services rendered to the Company for the fiscal year ended December 31, 2009, by Mr. Moore, our CEO; Mr. Sledge, our Chief Financial Officer; and the other NEOs. Mr. Sledge's data for 2007 is not included because he did not meet the criteria for inclusion in the Summary Compensation Table in 2007. Mr. Wright's data for 2009 is the only data included because 2009 is the only year that Mr. Wright has met the criteria for inclusion in the Table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)(4)	All Other Compensation ($)(5)	Total ($)

Jack B. Moore President and CEO	2009 2008 2007	900,000 745,385 450,000	0 0 0	981,000 1,391,287 484,119	1,458,234 1,610,019 1,650,768	4,500,000 902,981 484,110	151,767 4,799 82,139	192,025 219,343 119,954	8,183,026 4,873,814 3,271,090
Charles M. Sledge Sr. Vice President Finance & Chief Financial Officer	2009 2008	450,000 372,692	0 0	345,312 428,483	502,281 631,380	1,445,000 270,895	93,866 2,658	115,705 104,110	2,952,164 1,810,218
John D. Carne Sr. Vice President & President, Drilling and Production Systems	2009 2008 2007	540,000 479,519 350,000	0 0 0	392,400 676,897 301,222	575,192 757,656 1,466,088	1,662,000 539,501 211,915	119,137 2,797 56,094	177,260 179,143 174,968	3,465,989 2,635,513 2,560,287
William C. Lemmer Sr. Vice President & General Counsel	2009 2008 2007	420,000 390,000 360,000	0 0 0	345,312 598,558 284,030	502,281 599,811 1,155,538	1,446,000 375,640 284,011	232,383 4,911 57,630	118,754 145,515 120,179	3,064,730 2,114,435 2,261,388
James E. Wright Vice President & President, Valves & Measurement	2009	375,000	0	274,680	445,572	1,024,005	78,425	98,171	2,295,853
(1)
The amounts included in the "Stock Awards" and "Option Awards" columns represent the "grant date fair value" in 2009, 2008 and 2007 as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, regarding Stock Compensation ("ASC 718"). RSUs valued at $39.24 were awarded on November 6, 2009. Stock option grants were made on November 6, 2009 at an exercise price of $39.24 and an ASC 718 value of $8.10. For both RSU and stock option grants, the value shown is what is also included in the Company's financial statements. See the Company's Annual Report for the years ended December 31, 2009, 2008 and 2007 for a complete description of the valuation assumptions.

(2)
The amount shown for each NEO in the "Non-Equity Incentive Plan Compensation" column includes both the performance cash awards earned at maximum in 2009 and fully vesting on January 1, 2011, and MICP awards earned in fiscal years 2009, 2008 and 2007. Please see "Executive Compensation — Compensation Discussion and Analysis — Annual Incentives" on pages 22-24 of this Proxy Statement for more information.

(3)
These amounts include interest earned between January 1, 2009 and November 1, 2009 under the Supplemental Excess Deferred Contribution Plan, prior to the payment of benefits coincident with the Plan's termination.

(4)
For 2009, non-qualified deferred compensation earnings only.

(5)
The figures set out as "All Other Compensation" for 2009 are comprised of the following two tables:

Name	Company Contributions to Retirement Savings Plan ($)	Company Retirement Contributions to NQ DC Plan ($)	Company Match Contributions in NQ DC Plan ($)	Total Other Annual Compensation attributable to retirement benefits ($)
Jack B. Moore	22,050	48,061	44,049	114,160
Charles M. Sledge	22,050	14,227	26,441	62,718
John D. Carne	22,050	24,945	47,221	94,216
William C. Lemmer	22,050	16,381	29,231	67,662
James E. Wright	22,050	9,599	14,120	45,769

Name	Club Dues ($)	Spouse Travel ($)(1)	Excess Life ($)	Interest Credit on Restricted Cash ($)	Welfare Benefits ($)(2)	Financial Planning Services ($)(1)	Total Other Annual Compensation attributable to welfare benefits and perquisites ($)
Jack B. Moore	13,730	15,018	4,386	0	12,355	32,376	77,865
Charles M. Sledge	9,620	0	480	0	11,164	31,723	52,987
John D. Carne	7,191	28,844	3,881	0	11,405	31,723	83,044
William C. Lemmer	10,351	0	5,639	0	3,379	31,723	51,092
James E. Wright	5,806	2,235	1,677	0	10,961	31,723	52,402
    (1)
    Includes tax gross-up for spouse travel and financial planning. In 2009, the Compensation Committee decided to end tax gross-up payments for executive officers effective in 2010.

    (2)
    Welfare benefits are the employer-paid portions of premiums for Medical, Dental, Life, AD&D and LTD paid for the benefit of the employee.

Grants of Plan-Based Awards in Fiscal Year 2009

        The following table provides information on non-equity incentive plan awards, stock options and Restricted Stock Units granted, and the grant date fair value of these awards.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)
								All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
									Exercise or Base Price of Option Awards ($/Sh)
Name	Award Type	Grant Date (1)	Committee Approval Date	Threshold ($) (c)(4)	Target ($) (d)(4)	Maximum ($) (e)(4)

Jack B. Moore	Annual MICP	1/1/2009	(4)	450,000	900,000	1,800,000
	Performance RSU	—	(5)
	Annual RSU	11/6/2009	11/5/2009				25,000			981,000
	Annual Option	11/6/2009	11/5/2009					180,000	39.24	1,458,234
Charles M. Sledge	Annual MICP	1/1/2009	(4)	146,250	292,500	585,000
	Performance RSU	—	(5)
	Annual RSU	11/6/2009	11/5/2009				8,800			345,312
	Annual Option	11/6/2009	11/5/2009					62,000	39.24	502,281
John D. Carne	Annual MICP	1/1/2009	(4)	175,500	351,000	702,000
	Performance RSU	—	(5)
	Annual RSU	11/6/2009	11/5/2009				10,000			392,400
	Annual Option	11/6/2009	11/5/2009					71,000	39.24	575,192
William C. Lemmer	Annual MICP	1/1/2009	(4)	136,500	273,000	546,000
	Performance RSU	—	(5)
	Annual RSU	11/6/2009	11/5/2009				8,800			345,312
	Annual Option	11/6/2009	11/5/2009					62,000	39.24	502,281
James E. Wright	Annual MICP	1/1/2009	(4)	112,500	225,000	450,000
	Performance RSU	—	(5)
	Annual RSU	11/6/2009	11/5/2009				7,000			274,680
	Annual Option	11/6/2009	11/5/2009					55,000	39.24	445,572
(1)
A discussion of grant practices is included on page 24 of this Proxy Statement.

(2)
The amounts included in the "Grant Date Fair Value of Stock and Option Awards" column represent the fair value on the date of grant, which was $39.24 per share for stock awards, calculated using the closing price of our Common Stock on the New York Stock Exchange on the date of grant, and $8.10 for option awards, calculated using ASC 718.

(3)
Actual payouts of the MICP awards were approved in February 2010 and are included in the Summary Compensation Table on page 29.

(4)
The amounts shown reflect the MICP awards. In November 2008, our Compensation Committee established target MICP awards, expressed as a percentage of each NEO's 2009 base salary. The percentages are noted in "NEO Target-Award Opportunities" on page 22 of this Proxy Statement. In February 2009, the Committee approved individual and Company performance goals for the purpose of determining the amount to be paid out under the MICP for the year ended December 31, 2009. The dollar amount shown in the "target" column represents the target award of each NEO for 2009. The amount shown in the "maximum" column represents the maximum amount that could be paid under the MICP for 2009. The amount shown in the "threshold" column represents the amount payable if only the minimum level of Company achievement of performance goals had been attained, which is 50% of the target award. Please see "Compensation Discussion and Analysis — Process by Which Compensation is Determined — Annual Incentives" on pages 22-24 of this Proxy Statement for more information regarding the Company's MICP and the 2009 MICP awards and performance measures.

(5)
The RSU awards approved by the Committee in November 2009, that can be earned by 2010 performance, were granted effective January 1, 2010 and are, therefore, not included in this table, but will be reflected in the "Grants of Plan-Based Awards in Fiscal Year 2010" table of the 2011 Proxy Statement.

        Stock options normally vest at a rate of one-third per year over the first three years from date of grant and performance-based RSUs normally "divest" three years from date of grant. The impact of termination on vesting and exercisability of stock options, as well as the vesting of restricted stock grants, is set out below:

	Stock Options		RSUs
Termination Circumstances	Vesting	Exercise Rights	Vesting	Exercise Rights

Voluntary	Ceases	90 days	Ceases	N/A
Age 60 with 10 years of service	Continues*	Lesser of 3 years or Grant Term	Continues*	N/A
Age 65 with 10 years of service	Continues	Grant Term	Continues	N/A
Death	Accelerates*	Lesser of 3 years or Grant Term but 12 months minimum	Accelerates*	N/A
Disability	Accelerates*	Lesser of 3 years or Grant Term but 12 months minimum	Accelerates*	N/A
Reduction in Force	Continues*	Lesser of 3 years or Grant Term but 12 months minimum	Continues*	N/A
For Cause	All vested and unvested shares forfeited	N/A	Ceases	N/A
Change-in-Control successor does not assume the award or grant a new one	Accelerates	Grant Term	Accelerates	N/A
*
In the event of termination within one year from the date of grant, the number of options or RSUs that vest for the year of termination will be reduced to a proportion that reflects the portion of the year employed.

Outstanding Equity Awards at Fiscal Year-End

        The following table presents information about outstanding stock option awards classified as "exercisable" and "unexercisable" as of December 31, 2009, for our CEO, Chief Financial Officer and other NEOs, as well as RSU awards that were not yet vested as of December 31, 2009. The RSU awards approved by the Committee in November 2009, that can be earned by 2010 performance, were granted effective January 1, 2010 and are, therefore, not included in this table, but will be reflected in the "Outstanding Equity Awards at Fiscal Year-End" table of the 2011 Proxy Statement.

	Option Awards					Stock Awards
Name	Option Grant Date (1)(3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Restricted Stock Grant Date (1)(4)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)

Jack B. Moore	11/09/06	250,000	0	26.93	2013	01/01/07	18,248	762,766
	11/15/07	106,668	53,332	44.01	2014	01/01/08	15,007	627,293
	11/13/08	85,000	170,000	22.30	2015	11/13/08	30,000	1,254,000
	11/06/09	0	180,000	39.24	2016	11/06/09	25,000	1,045,000
Charles M. Sledge	11/10/05	18,530	0	18.28	2012	01/01/07	5,947	248,585
	11/09/06	53,332	0	26.93	2013	01/01/08	4,501	188,142
	11/15/07	44,000	22,000	44.01	2014	11/13/08	9,500	397,100
	11/13/08	33,334	66,666	22.30	2015	11/06/09	8,800	367,840
	11/06/09	0	62,000	39.24	2016
John D. Carne	11/10/05	110,000	0	18.28	2012	01/01/07	11,354	474,597
	11/09/06	200,000	0	26.93	2013	01/01/08	8,504	355,467
	08/31/07	2,100	0	40.89	2013	11/13/08	12,000	501,600
	11/15/07	93,334	46,666	44.01	2014	11/06/09	10,000	418,000
	11/13/08	40,000	80,000	22.30	2015
	11/06/09	0	71,000	39.24	2016
William C. Lemmer	11/10/05	40,000	0	18.28	2012	01/01/07	10,706	447.511
	11/09/06	150,000	0	26.93	2013	01/01/08	7,803	326,165
	11/15/07	74,668	37,332	44.01	2014	11/13/08	10,000	418,000
	11/13/08	31,667	63,333	22.30	2015	11/06/09	8,800	367,840
	11/06/09	0	62,000	39.24	2016
James E. Wright	11/10/05	18,125	0	18.28	2012	01/01/07	6,758	282,484
	11/09/06	53,332	0	26.93	2013	01/01/08	6,503	271,825
	11/15/07	46,000	23,000	44.01	2014	11/13/08	7,000	292,600
	11/13/08	21,667	43,333	22.30	2015	11/06/09	7,000	292,600
	11/06/09	0	55,000	39.24	2016
(1)
For better understanding of this table, we have included additional columns showing the grant date of stock options and restricted stock units.

(2)
Based on the closing price of our Common Stock as of December 31, 2009 of $41.80, as reported on the New York Stock Exchange.

(3)
Options awarded prior to 2007 are fully vested. The option award for Mr. Carne dated August 31, 2007 was granted pursuant to the Company's reload program and vested immediately. The vesting schedules for the option awards are as follows:

Grant Date	Vesting Schedule	Remaining Vesting Dates
11/15/2007	33 1/3% vests each year for three years from date of grant	11/15/2010
11/13/2008	33 1/3% vests each year for three years from date of grant	11/13/2010, 11/13/2011
11/6/2009	33 1/3% vests each year for three years from date of grant	11/6/2010, 11/6/2011, 11/6/2012
(4)
The vesting schedules for RSU awards are as follows:

Grant Date	Vesting Schedule	Remaining Vesting Dates
1/1/2007	100% three years from date of grant
1/1/2008	100% three years from date of grant	1/1/2011
11/13/2008	100% three years from date of grant	11/13/2011
11/6/2009	33 1/3 vests each year for three years from date of grant	11/6/2010, 11/6/2011, 11/6/2012

Option Exercises and Stock Vested

        The following table provides additional information about the value realized by the persons named in the Summary Compensation Table above on option exercises and stock award vesting during the year ended December 31, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jack B. Moore	101,368	2,420,037	15,216	293,364
Charles M. Sledge	5,470	76,689	7,536	145,294
John D. Carne	56,912	1,249,234	13,040	251,411
William C. Lemmer	0	0	11,774	227,003
James E. Wright	1,875	44,363	7,044	135,808

Pension Benefits Table

        The following table discloses the years of credited service of, and the actuarial present value of the accumulated pension benefits as of December 31, 2009, of our only NEO with a pension benefit.

Name	Plan name	Number of years of credited service	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)

John D. Carne	UK Retirement Plan	9	529,776	(1)	0
(1)
Converted to US dollars from UK pounds as of December 31, 2009 using exchange rate of 1.5965.

 Nonqualified Deferred Compensation

        Under our Deferred Compensation Plan, a participant can defer up to 20% of his/her base salary and up to 75% of his/her annual incentive bonus each year. The Company makes matching contributions under the Deferred Compensation Plan on behalf of each participant in an amount equal to 100% of the amount deferred up to the first six percent (6%) of the excess, if any, of a participant's "qualified compensation," as defined under the Deferred Compensation Plan, over the compensation limit applicable under Section 401(a)(17) of the Code. Both the participant deferrals and matching contributions are fully vested at all times. In addition, each year the Company makes retirement contributions under the Deferred Compensation Plan in an amount equal to the amount it makes under our Retirement Savings Plan. These retirement contributions become vested under the Deferred Compensation Plan after three years of service. The Deferred Compensation Plan is funded by means of a rabbi trust to allow participants to make investment choices similar to those available under the Company's Retirement Savings Plan.

        Participants are not permitted to make withdrawals from the Deferred Compensation Plan prior to their termination of employment. Upon a participant's termination of employment, the participant's vested benefits may, at the option of the participant, be distributed in a single lump-sum payment or in annual installments between two and five years. If the participant is a "Specified Employee" as defined in the Deferred Compensation Plan, however, payment of his or her lump-sum or first installment will be delayed for six months.

        The following table discloses contributions, earnings, withdrawals or distributions and balances of each of our CEO, Chief Financial Officer and other NEOs under our Nonqualified Deferred Compensation Plan during 2009. Certain of the amounts set out in this table are included in payments reported in the Summary Compensation Table.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2009 ($)

Jack B. Moore	44,049	92,110	151,767	0	682,361
Charles M. Sledge	35,220	40,668	93,866	0	319,356
John D. Carne	47,480	72,166	119,137	0	658,332
William C. Lemmer	63,457	45,612	232,383	0	943,859
James E. Wright	14,120	23,719	78,425	0	157,095
(1)
These amounts are composed of retirement contributions and match contributions earned under the Nonqualified Deferred Compensation Plan during 2009:

	Company Retirement Contributions to NQ DC Plan ($)	Company Match Contributions to NQ DC Plan ($)
Jack B. Moore	48,061	44,049
Charles M. Sledge	14,227	26,441
John D. Carne	24,945	47,221
William C. Lemmer	16,381	29,231
James E. Wright	9,599	14,120

Potential Payments upon Termination or Change in Control

        As discussed in the Compensation Discussion and Analysis, we have a number of plans and agreements that provide benefits at termination to our executive officers, including our NEOs, that are in addition to those provided to our other salaried employees. The following describes potential payments that would be made to our NEOs under our plans and arrangements in the event of termination or a change in control.

Resignation or Retirement

        Our executive officers, as well as our more highly compensated employees, will be entitled to payment of their account balances under both our 401(k) Plan, as well as our Nonqualified Deferred Compensation Plan, following termination for any reason. These plans are more fully described in the discussion of "Retirement Benefits" on page 26 of this Proxy Statement and the balances of the NEOs in our nonqualified plans are set out in the "Nonqualified Deferred Compensation" table on page 35. Our executive officers, as well as any other employees with an outstanding award under our 2005 Equity Incentive Plan, if 60 years of age or older, are entitled following termination for any reason other than cause, unless they violate the one-year non-compete provision in our award agreements, to continued vesting of RSUs and performance awards and to an extended exercisability period for stock options, and, if 65 years of age or older, to continued vesting of stock options as well as RSUs and performance awards and to exercisability during the full life of their stock options. This plan is described in detail in "Long-Term Incentives" of the Compensation Discussion and Analysis beginning on pages 24-26.

        We do not have a supplemental executive retirement plan, or SERP, nor do we provide any continuing perquisite or health care benefits.

Payments Under Executive Severance Policy

        As discussed in the Compensation Discussion and Analysis, we have an Executive Severance Policy under which all of the NEOs would be entitled to 12 months salary continuation were they to be terminated by the Company for reasons other than cause, death, disability or retirement. The following are the payments that would have been made to the NEOs if their employment had been involuntarily terminated December 31, 2009.

Name	Salary Continuation

Jack B. Moore	$900,000
Charles M. Sledge	$450,000
John D. Carne	$540,000
William C. Lemmer	$420,000
James E. Wright	$375,000

Payment Upon Change In Control With Continued Employment

        In the event of a change in control that did not result in termination, all recipients of awards under our long-term incentive plan, which includes our NEOs, would be entitled to accelerated vesting of stock options, restricted stock units and restricted cash pursuant to the terms of their award agreements. The definition of change in control in the award agreements is the same as the definition of change in control in our change-in-control agreements, a discussion of which can be found in the next section on pages 37-38, except that a change in control resulting from a merger or consolidation as defined in part (iii) of the definition does not occur unless the Company's stockholders own less than 50% of the outstanding voting securities of the surviving or resulting corporation or entity.

        The following table sets out the value of this acceleration that would occur in the event of a change in control under the terms of our long-term incentive awards.

	Vesting of Outstanding Awards
Name	Stock Options(1)	Restricted Share Units(2)	Total

Jack B. Moore	$3,775,800	$3,689,059	$7,464,859
Charles M. Sledge	$1,458,707	$1,201,666	$2,660,373
John D. Carne	$1,741,760	$1,749,664	$3,491,424
William C. Lemmer	$1,393,714	$1,559,516	$2,953,230
James E. Wright	$985,794	$1,139,510	$2,125,304
(1)
The value of these awards shown is their intrinsic value, which is the regular in-the-money value of unvested awards, based on our December 31, 2009, closing share price.

(2)
The value of these awards shown is their face value, which is the current fair market value of unvested restricted stock units, based on our December 31, 2009, closing share price.

Payments Upon Termination In Conjunction With Change in Control

        As discussed in the Compensation Discussion and Analysis, we have change-in-control agreements with Messrs. Moore, Sledge, Carne, Lemmer and Wright, as well as with seven other executive officers. The change-in-control agreements entitle the executive, if the executive is discharged without "cause" or resigns for "good reason" in conjunction with or within two years of a "change in control," to a payment equal to three times: (i) base salary; (ii) the higher of the officer's target annual incentive award for the year of termination or highest such award earned by the officer during any of the past three years; and (iii) the value of annual benefits and perquisites. It also entitles the executive to accelerated vesting of options granted under the Company's long-term incentive plans and, in the event of a tender offer, the right to tender his or her shares of Common Stock to the Company, including those acquired by the exercise of stock options following an accelerated vesting, in proportion to the total number of shares actually tendered and at the tender offer price or fair market value of any exchanged security. The Agreements entered into prior to 2009 also provide that if any payments made under the agreement would cause the executive to be subject to an excise tax because the payment is a "parachute payment" (as defined in the Internal Revenue Code), then the Company will pay the executive an excise tax premium in a sufficient amount to make the executive whole with respect to any additional tax that would not have been payable but for the excise tax provision. While the Company had agreed to provide a "tax gross-up" in pre-2009 agreement because it determined the appropriateness of the amount of the severance payment to be received by the terminated executive net of any special or additional excise taxes, the Compensation Committee has discontinued this feature for any agreements entered into beginning in 2009.

        "Cause" means (i) a conviction by a court of competent jurisdiction, from which no further appeal can be taken, of a felony grade crime involving moral turpitude, or (ii) a willful failure to perform substantially one's duties with the Company (other than a failure due to physical or mental illness) which is materially and demonstrably injurious to the Company. No act or failure to act on anyone's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that the action or omission was in, or not opposed to, the best interests of the Company.

        "Good reason" for termination includes any of the following events that occur without the executive officer's consent: a change in status, title(s) or position(s) as an officer of the Company that is not a promotion; a reduction in base salary; termination of participation in an ongoing compensation plan; relocation; failure of a successor of the Company to assume the objectives under the agreement; termination by the Company other than for cause; prohibition from engaging in outside activities permitted by the agreement; or any continuing material default by the Company in the performance of its obligations under the agreement.

        A "change in control" of the Company will occur, for purposes of this agreement, if (i) any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's outstanding voting securities, other than through the purchase of voting securities directly from the Company through a private placement; (ii) the current members of the Board, or subsequent members approved by two-thirds of the current members, no longer comprise a majority of the Board; (iii) the Company is merged or consolidated with another corporation or entity and the Company's stockholders own less than 70% of the outstanding voting securities of the surviving or resulting corporation or entity; (iv) the Company is merged or consolidated with another corporation or entity and the consideration paid is part or all cash equivalent in value equal to 31% or more of the outstanding voting securities of the Company; (v) a tender offer or exchange offer is made and consummated by a person other than the Company for the ownership of 20% or more of the Company's voting securities; or (vi) there has been a disposition of all or substantially all of the Company's assets.

        The following table sets out the payments that would be made in the event any of the NEOs had been terminated on December 31, 2009, as a result of a change in control of the Company, for reasons other than cause, death, disability or retirement, or if the officer terminated for "good reason," based on the assumptions set out below.

			Accelerated Vesting of Outstanding Awards
Name	Cash Severance Payment	Benefits/ Perquisites(1)	Stock Options(2)	Restricted Share Units(3)	Restricted Cash(4)	Excise Tax Gross-Up Payment($)	Total

Jack B. Moore	$5,408,943	$139,980	$3,775,800	$3,689,059	$2,700,000	0	$15,713,782
Charles M. Sledge	$2,227,500	$115,545	$1,458,707	$1,201,666	$860,000	0	$5,863,418
John D. Carne	$3,238,503	$123,555	$1,741,760	$1,749,664	$960,000	0	$7,813,482
William C. Lemmer	$2,386,920	$101,667	$1,393,714	$1,559,516	$900,000	0	$6,341,817
James E. Wright	$1,800,000	$110,781	$985,794	$1,139,510	$660,000	0	$4,696,085
(1)
Value of benefits/perquisite continuation would be paid out in cash at time of termination.

(2)
Intrinsic value, which is the regular in-the-money value of unvested options, based on our December 31, 2009 closing share price.

(3)
Fair market value value of unvested restricted stock units, based on our December 31, 2009 closing share price.

(4)
Value of unvested restricted cash earned for 2009 performance (200% of target amount).

Assumptions:

1.
Change in control assumed to have occurred on December 31, 2009.

2.
All executives terminated on change in control date.

3.
Share price on date of change in control equal to our December 31, 2009 closing price of $41.80.

4.
Base amount calculations based on taxable income for years 2003 - 2008 and annualized for the year in which executive commenced employment or was first subject to US income tax.

5.
All executives subject to maximum federal (35%), Medicare (1.45%) and excise taxes (20%), for a total effective tax rate of 56.45%.

6.
Restricted cash granted on January 1, 2009 is assumed to have been earned for 2009 service prior to termination (at 200% of target), but still subject to time-based vesting conditions as of termination date.

7.
All unvested stock options and RSUs vested upon change in control.

AUDIT-RELATED MATTERS —————

Report of the Audit Committee

        The Audit Committee of the Board of Directors is composed of four directors, independent and otherwise qualified, as required by the New York Stock Exchange, and operates under a written charter approved by the Board and available for review on our website.

        Management is responsible for the adequacy of the Company's financial statements, internal controls and financial reporting processes. The independent registered public accountants are responsible for: (1) performing an independent audit of the Company's consolidated financial statements and expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in accordance with generally accepted accounting principles in the United States and (2) expressing their opinion as to the effectiveness of the Company's internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes and otherwise assisting the directors in fulfilling their responsibilities relating to corporate accounting and reporting practices as to the reliability of the financial reports of the Company. The functions of the Audit Committee are focused primarily on four areas:

  •
  The quality and integrity of the Company's financial statements,

  •
  The scope and adequacy of the Company's internal controls and financial reporting processes,

  •
  The independence and performance of both the Company's internal auditors and of its independent registered public accountants, and

  •
  The Company's compliance with legal and regulatory requirements related to the filing and disclosure of the quarterly and annual financial statements of the Company.

        The principal functions of the Audit Committee include:

  •
  Selecting the independent registered public accountants, and approving the scope, timing and fees of the annual audit as well as approving, in advance, any non-audit services to be provided by the independent registered public accountants;

  •
  Reviewing the scope and adequacy of the internal audit function, plans and significant findings;

  •
  Meeting with management and with the independent registered public accountants to review the scope, procedures and results of the audit, the appropriateness of accounting principles and disclosure practices, and the adequacy of the Company's financial and auditing personnel and resources;

  •
  Meeting with management and the internal auditors and independent registered public accountants to review the Company's internal controls, including computerized information systems controls and security;

  •
  Reviewing the Company's financial statements and earnings releases prior to filing;

  •
  Reviewing significant changes in accounting standards and legal and regulatory matters that may impact the financial statements;

  •
  Overseeing the Company's compliance policies and programs, and meeting with management to review their adequacy and effectiveness; and

  •
  Conferring independently with the internal auditors and the independent registered public accountants in carrying out these functions.

        To be in a position to accept the Company's 2009 consolidated financial statements, the Audit Committee took a number of steps:

  •
  Approved the scope of the Company's internal and independent audits;

  •
  Met with the internal auditors and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting;

  •
  Reviewed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, and received management's representation that the Company's financial statements were prepared in accordance with U.S. generally accepted accounting principles;

  •
  Discussed with our independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 114, including their judgments as to the quality, not just the acceptability, of the Company's accounting principles, estimates and financial statements and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States; and

  •
  Discussed with our independent registered public accountants their independence from management and the Company, including the matters in the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board, and considered the compatibility of non-audit services with the auditors' independence.

        Based on the Audit Committee's discussions with management, the director of internal audit and our independent registered public accountants, and the Committee's review of the representations of management and reports of our independent registered public accountants to the Audit Committee, the Audit Committee approved the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE, Michael E. Patrick, Chairman Douglas L. Foshee Jon Erik Reinhardsen David Ross

Audit Committee Financial Experts

        Our Board has determined that all four of the members of our Audit Committee, Messrs. Foshee, Patrick, Reinhardsen and Ross, are "audit committee financial experts" as that term is used in SEC regulations.

 Principal Accounting Firm Fees

        The following table sets forth the U.S. dollar equivalent fees billed or to be billed by the Company's principal accounting firm, Ernst & Young LLP, for services rendered for the years ended December 31, 2009 and 2008.

	Year Ended December 31
	2009 ($)	2008 ($)

Audit Fees(1)	3,781,648	3,504,478

Audit Related Fees:
Benefit plan audits	40,000	47,800
Other	78,000	—

	118,000	47,800

Tax Fees:
Tax compliance, consulting and advisory services	1,347,962	284,000

All Other Fees:
Other permitted advisory services	97,794	—

Total	5,345,404	3,836,278

(1)
Included within Audit Fees are services for the Company's annual audit and internal control audit, quarterly reviews, filings of various registration statements and international statutory audits required by various government authorities.

The Audit Committee performs an annual review and approves the scope of services and proposed fees of the Company's principal accounting firm. Any projects not specifically included in this approval will be reviewed and approved in advance by the Chairman of the Audit Committee and will be reviewed by the full Audit Committee at the next regularly scheduled meeting.

The Audit Committee also considered whether the provision of services, other than audit services, is compatible with maintaining the accounting firm's independence.

Pre-approval Policies and Procedures

        An Audit Committee policy requires advance approval of all audits, audit-related, tax and other services performed by the independent registered public accountants. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accountant is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services, provided that the Chairman reports any such decisions to the Audit Committee at its next scheduled meeting.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth, as of February 12, 2010, unless otherwise noted, the number of shares of Common Stock beneficially owned (as defined by the Securities and Exchange Commission) by each current director and each executive officer named in the Summary Compensation Table included herein who is not also a director, and by all directors, executive officers as a group.

Directors	Number of Shares of Common Stock Owned		Number of Shares That May Be Acquired By Options Exercisable Within 60 Days(1)	Percent of Class

C. Baker Cunningham	83,682		0	*
Sheldon R. Erikson	2,400,965		839,335	1.3
Peter J. Fluor	38,803		24,000	*
Douglas L. Foshee	12,604		0	*
Jack B. Moore	216,099	(2)	441,668	*
Michael E. Patrick	37,498		0	*
Jon Erik Reinhardsen	7,300
David Ross	37,498		0	*
Bruce W. Wilkinson	55,498		0	*
Executive Officers Named in the Summary Compensation Table Other Than Those Listed Above:
Charles M. Sledge	69,391	(2)	149,196	*
John D. Carne	95,973	(2)	445,434	*
William C. Lemmer	106,468	(2)	273,905	*
James E. Wright	60,286	(2)	139,124	*
All directors and executive officers as a group (18 persons including those named above)	3,401,612		2,638,518	2.5
*
Indicates ownership of less than one percent of Common Stock outstanding.

(1)
As defined by the SEC, securities beneficially owned include securities that the above persons have the right to acquire at any time within 60 days after February 12, 2010.

(2)
Includes shares held in the Company's Retirement Savings Plan as of December 31, 2009.

ELECTION OF DIRECTORS — Proposal Number 1 on the Proxy Card —————

        The Company's Certificate of Incorporation provides for a Board of Directors of between five and fifteen members divided into three classes. The current number of authorized directors is nine. The term of each class of directors is normally three years, and the term of one class expires each year in rotation, so that one-third of the Board is elected each year. The term of the Class III directors expires at this year's Meeting, at which the stockholders will elect new Class III directors. The current Class III directors are Michael E. Patrick, Jon Erik Reinhardsen and Bruce W. Wilkinson.

        Pursuant to the terms of an amendment to the Company's Bylaws approved in February 2010, directors are elected by a majority of the votes cast in the election, except in the case where there are more director nominees than open board seats. Should an incumbent director nominee be required, but fail, to receive a majority of the votes cast in the election, under the terms of our director resignation policy that director must submit his or her resignation to our Nominating and Governance Committee within five days of the election. The Committee will have 45 days from the election to accept or reject the resignation. In making its decision, the Committee may consider all factors it deems relevant, including the stated reason(s) why the stockholders voted against the director's election or re-election, whether the underlying reason for the failure to receive a majority vote is a Company matter that could be cured, the qualifications of the director, and whether the resignation would be in the best interests of the Company and its stockholders. The full Board will then have an additional 30 days to consider the Committee's recommendation. The Board's decision and its reasons therefor will be disclosed on a Current Report on Form 8-K filed with the SEC within four business days of its decision.

Nominees Standing For Election

CLASS III — TERM ENDING 2013

        The Nominating and Governance Committee has recommended, and the Board has nominated, the following for reelection as Class III directors for a three-year term expiring at the Annual Meeting of Stockholders in 2013, or when their successors are elected and qualified. If any of the director nominees is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy, or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

        The names of the nominees for director, their principal occupations during the past five years, other directorships currently held within the past five years, and certain other information are set out below.

MICHAEL E. PATRICK

        Director since 1996. Age 66. Vice President and Chief Investment Officer of Meadows Foundation, Inc., a philanthropic association, from 1995 until his retirement on December 31, 2009. He is a director of BJ Services Company and Apptricity Corporation.

JON ERIK REINHARDSEN

        Director since June 2009. Age 53. Chief Executive Officer of Petroleum Geo-Services ASA in Lysaker, Norway since 2008. He was Vice President of Alcoa Inc. and President of its Primary Products Global Growth, Energy and Bauxite businesses, from 2005 to 2007, and Group Executive Vice President as well as holding various other senior-level positions with Aker Kvaerner ASA from 1983 to 2005. He serves on the boards of Leif Höegh & Co. Ltd. and Höegh Autoliners Holding AS.

BRUCE W. WILKINSON

        Director since 2002. Age 65. Principal of ANCORA Partners, LLC. Chairman of the Board and Chief Executive Officer from August 2000 until his retirement in September 2008 of McDermott International, Inc., an energy services company.

        The Board recommends that stockholders vote "FOR" the election of each of the nominees.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS FOR 2010 — Proposal Number 2 on the Proxy Card —————

        Ernst & Young LLP has served as the Company's independent registered public accountants since 1995. The Audit Committee has appointed Ernst & Young LLP as independent registered public accountants for the Company for fiscal year 2010, subject to the ratification of such appointment by the stockholders. A vote will be taken on a proposal to ratify this appointment at the Meeting. While there is no legal requirement that this proposal be submitted to stockholders, the Board believes that the selection of independent registered public accountants to audit the financial statements of the Company is of sufficient importance to seek stockholder ratification. In the event a majority of the votes cast is not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

        It is expected that representatives of Ernst & Young LLP will be present at the Meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Registered Public Accounting Firm contained in the financial statements incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2009. These representatives will have the opportunity to make a statement if they desire.

        The fees billed by Ernst & Young LLP for services rendered for 2009 and 2008 are set out on page 41 of this Proxy Statement.

        The Board recommends that stockholders vote "FOR" the ratification of this appointment.

 OTHER BUSINESS —————

        The Board does not know of any business that will properly come before the Meeting other than that described above. If any other business should properly come before the Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxies.

OTHER INFORMATION —————

Security Ownership of Certain Beneficial Owners

        The following table lists the stockholders known by the Company to have been the beneficial owners of more than five percent of the Common Stock outstanding as of March 15, 2010, and entitled to be voted at the Meeting:

Name and Address of Beneficial Owner	Shares of Common Stock	Percent of Common Stock

T. Rowe Price Associates, Inc.(1) 100 E. Pratt Street Baltimore, MD 21202	20,692,854	8.4
AXA Financial, Inc.(2) 1290 Avenue of the Americas New York, NY 10104	18,604,455	7.6
BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	14,526,454	5.9
The Vanguard Group, Inc.(4) 100 Vanguard Blvd. Malvern, PA 19355	12,237,607	5.0
(1)
According to a Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. ("Price Associates") as of December 31, 2009, Price Associates had sole voting power over 5,281,295 shares of Common Stock and sole dispositive power over 20,692,854 shares of Common Stock. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)
According to a Schedule 13G filed with the SEC by AXA Financial Inc. ("AXA Financial"), as of December 31, 2009, AXA Financial and its subsidiaries, AllianceBernstein L.P. and AXA Equitable Life Insurance Company, had sole voting power over 15,034,393 shares of Common Stock and sole dispositive power over 18,604,455 shares of Common Stock. A majority of the shares reported in this Schedule 13G are held by unaffiliated third-party client accounts managed by AllianceBernstein L.P., as investment adviser. AllianceBernstein L.P. is a subsidiary of AXA Financial, Inc.

(3)
According to a Schedule 13G filed with the SEC by BlackRock Inc. ("BlackRock") as of December 31, 2009, BlackRock had sole voting power and sole dispositive power over 14,526,454 shares of Common Stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Common Stock of Cameron, but no one person's interest is more than five percent of the total outstanding Common Stock.

(4)
According to a Schedule 13G filed with the SEC by The Vanguard Group, Inc.("Vanguard") as of December 31, 2009, Vanguard had sole voting power over 389,243 shares of Common Stock, shared dispositive power over 348,290 shares of Common Stock and sole dispositive power over 11,889,317 shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act of 1934 requires directors and executive officers of the Company, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC and the New York Stock Exchange initial reports of beneficial ownership on Form 3 and changes in such ownership on Forms 4 and 5. Based on its review of the copies of such reports, or written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that during 2009 its directors, executive officers and stockholders with holdings greater than ten percent complied with all applicable filing requirements.

Stockholder Proposals and Nominations for the 2011 Annual Meeting

        In order for a stockholder to be eligible to submit a proposal or nomination to the 2011 Annual Meeting, the stockholder must be a stockholder of record both when submitting the proposal or nomination and on the Record Date.

        If a stockholder wishes to submit a proposal for possible inclusion in the Company's 2011 proxy material, the notice must be in proper form and received at the Company's corporate headquarters on or before November 24, 2010. If a stockholder wishes to submit a proposal at the 2011 annual meeting (but not seek inclusion of the proposal in the Company's proxy material), the notice must be in proper form and received at the Company's corporate headquarters between February 11 and March 13, 2011.

        To be in proper written form, a stockholder's notice of a proposal must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

        If a stockholder wishes to submit a director nomination to the Nominating and Governance Committee for consideration as a Company director nominee, the stockholder should follow the procedures set out in "Corporate Governance and Board of Directors Matters — Director Selection Process," on pages 12-13 of this Proxy Statement. If a stockholder wishes to submit a director nomination to the stockholders in opposition to the Company director nominees for inclusion in the Company's 2011 proxy material, the notice must be in proper form and received at the Company's corporate headquarters on or before November 24, 2010. If a stockholder wishes to submit such a nomination at the 2011 annual meeting (but not seek inclusion of the proposal in the Company's proxy material), the notice must be in proper form and be received between February 11 and March 13, 2011.

        To be in proper written form, a stockholder's notice of a director nomination must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

SOLICITATION OF PROXIES

        The Company has provided proxy materials to banks, brokers, and other financial fiduciaries and requested that such materials be promptly forwarded to the beneficial owners of Common Stock. The Company has retained Laurel Hill Advisory Group, LLC to assist with the solicitation of proxies for a fee not to exceed $9,000, plus reimbursement for out-of-pocket expenses. In addition, solicitation of proxies may be made by directors, officers or employees of the Company. The cost of soliciting proxies and related services will be borne by the Company.

ELECTRONIC DELIVERY OF PROXY STATEMENT AND
ANNUAL REPORT —————

        Stockholders who received printed copies of the proxy materials can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save Cameron the cost of producing and mailing these documents, reduce the amount of mail you receive and help preserve environmental resources. You may sign up for this option by:

  •
  following the instructions provided on your proxy card;

  •
  following the instructions provided when you vote over the Internet; or

  •
  by going to http://enroll.icsdelivery.com and following the instructions provided.

        If you choose to view future proxy statements and annual reports over the Internet and you are a street-name stockholder as of the applicable record date, you will receive an e-mail message next year containing the Internet address to use to access Cameron's proxy statement and annual report. The e-mail also will include instructions for voting over the Internet. You will have the opportunity to opt out at any time by following the instructions on www.icsdelivery.com. You do not have to re-elect Internet access each year.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS —————

        In accordance with notices previously sent to many street-name stockholders and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as "householding," is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to stockholders may request a copy by contacting the bank, broker or other holder of record or by contacting us by telephone at 713-513-3300. Street-name stockholders who are currently receiving householded materials may revoke their consent, and street-name stockholders who are not currently receiving householded materials may request householding of our future materials, by contacting Automatic Data Processing, Inc., either by calling toll free at 1-800-542-1061 or by writing to Broadridge, Householding Department, at the return address noted on your voter instruction card. If you revoke your consent you will be removed from the "householding" program within 30 days of Broadridge's receipt of your revocation, and each stockholder at your address will receive individual copies of our future materials.

ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K —————

        We are mailing our 2009 Annual Report to stockholders who own shares in their own name along with this Proxy Statement. Additional copies of Cameron's Annual Report to Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2009, are available without charge from our Investor Relations Department, 1333 West Loop South, Suite 1700, Houston, Texas 77027, 713-513-3300. Our SEC filings, including our 2009 Annual Report on Form 10-K, are available online, at no charge, at www.c-a-m.com, Investor Relations, SEC filings, or through the Securities and Exchange Commission's website at www.sec.gov.

By Order of the Board of Directors
Grace B. Holmes Corporate Secretary

www.envisionreports.com/CAM Step 1: Go to www.envisionreports.com/CAM to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Stockholder Meeting Notice 015UBB IMPORTANT ANNUAL MEETING INFORMATION — YOUR VOTE COUNTS! + + Important Notice Regarding the Availability of Proxy Materials for the Cameron International Corporation 2010 Annual Meeting of Stockholders to be Held on May 12, 2010 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2010 Proxy Statement and 2009 Annual Report are available at: [1] Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 3: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help save printing and mailing costs by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 2, 2010, to facilitate timely delivery.

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. [1] Internet – Go to www.envisionreports.com/CAM. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. [1] Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. [1] Email – Send email to investorvote@computershare.com with “Proxy Materials Cameron International Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 2, 2010. . Stockholder Meeting Notice The Cameron International Corporation 2010 Annual Meeting of Stockholders will be held on Wednesday, May 12, 2010, at the Cameron corporate headquarters, 1333 West Loop South, Suite 1700, Houston, Texas, at 10:00 a.m. Central Time. Proposals to be voted on at the meeting are listed below, along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals: 1. Election of three (3) members to Class III of the Board of Directors: Michael E. Patrick Jon Erik Reinhardsen Bruce W. Wilkinson 2. Ratification of the appointment of Ernst & Young LLP as Cameron’s independent registered public accountants for 2010. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 015UBB

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 015TLD V + Annual Meeting Proxy Card . Authorized Signatures. This section must be completed for your vote to be counted. Date and Sign Below. C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. For Against Abstain 2. Ratification of the Appointment of Independent Registered Public Accountants for 2010. Change of Address — Please print new address below. Comments — Please print your comments below. 01 - Michael E. Patrick 02 - Jon Erik Reinhardsen 1. Election of Directors: For Withhold For Withhold 03 - Bruce W. Wilkinson For Withhold 3 1 B 0 2 4 9 6 6 1 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Electronic Voting Instructions You can vote by Internet or telephone. Available 24 hours a day, 7 days a week. Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 10, 2010 Vote by Internet • Log on to the Internet and go to www.envisionreports.com/CAM • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Proxy for Annual Meeting of Stockholders Solicited on Behalf of the Board of Directors — May 12, 2010 The undersigned stockholder(s) of Cameron International Corporation (“Cameron”) appoints each of Jack B. Moore and Grace B. Holmes proxy, with full power of substitution, to vote all shares of stock which the stockholder(s) would be entitled to vote if present at the Annual Meeting of Stockholders of Cameron on Wednesday, May 12, 2010 at 10:00 a.m. at the Cameron corporate headquarters, 1333 West Loop South, Suite 1700, Houston, Texas, and at any adjournments thereof, with all powers the stockholder(s) would possess if present. The stockholder(s) hereby revokes any and all proxies previously given with respect to such meeting. THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED: FOR THE NOMINEES FOR DIRECTOR (MICHAEL E. PATRICK, JON ERIK REINHARDSEN AND BRUCE W. WILKINSON); FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2010; AND IN THE DISCRETION OF THE PROXY ON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. This card also constitutes voting instructions for any shares held for the stockholder in the Cameron retirement savings plans, the Cameron - sponsored Individual Account Retirement Plan, the Nonqualified Deferred Compensation Plan, and the Deferred Compensation Plan for Non-employee Directors, as described in the Notice of Meeting and Proxy Statement. (Please sign and date on the reverse side) . Proxy — Cameron International Corporation Cameron International Corporation Annual Meeting of Stockholders 10:00 a.m. May 12, 2010 Cameron’s Corporate Headquarters 1333 West Loop South, Suite 1700 Houston, Texas Agenda • Call to order • Introduction of Directors and Officers • Election of Directors • Ratification of the Appointment of Independent Registered Public Accountants for 2010 • General Question and Answer Period This is your proxy. Your vote is important. It is also important that your shares are represented at this Meeting, whether or not you attend the Meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 12, 2010. The Proxy Statement and Annual Report to Stockholders are available at www.eDocumentview.com/CAM. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]